                                 EXHIBIT 99.5

               Proxy Statement for Special Meeting of Members of
                           Chester Savings Bank, FSB

                            Chester Savings Bank, FSB
                               1112 State Street
                            Chester, Illinois  62233
                                 (618) 826-5038


                      NOTICE OF SPECIAL MEETING OF MEMBERS

                    To be Held on September 13, 1996


     Notice is hereby given that a special meeting ("Special Meeting") of members of Chester Savings Bank, FSB ("Savings Bank") will be held at the Savings Bank's office at 1112 State Street, Chester, Illinois, on Friday, September 13, 1996 at __:__.m., Central Time. Business to be taken up at the Special Meeting shall be:

     (1) To approve a Plan of Conversion ("Plan") adopted by the Board of Directors on March 12, 1996, said Plan providing for the conversion of the Savings Bank from a federally chartered mutual savings bank to a federally chartered stock savings bank (the "Converted Savings Bank"), as a subsidiary of Chester Bancorp, Inc., including the adoption of a Federal Stock Charter and amended Bylaws for the Converted Savings Bank (the "Stock Conversion"), the conversion of the Converted Savings Bank to a national bank to be known as "Chester National Bank" (the "Bank Conversion"), and the formation of a de novo national bank by the Holding Company to be known as "Chester National Bank of Missouri," and any other matters that may lawfully come before the meeting of members in connection with the Plan, including the power to vote for any changes in the Plan which are not materially adverse to the interest of the members of the Savings Bank, are deemed advisable by the Board of Directors of the Savings Bank, and are approved by the Office of Thrift Supervision.

     (2) To consider and vote upon any other matters that may lawfully come before the Special Meeting.

     Note: As of the date of mailing of this Notice, the Board of Directors is not aware of any other matters that may come before the Special Meeting.

     The members entitled to vote at the Special Meeting shall be those members of the Savings Bank, at the close of business on July 19, 1996 and who continue as members until the Special Meeting, and should the Special Meeting be, from time to time, adjourned to a later time, until the final adjournment thereof.

                                    BY ORDER OF THE BOARD OF DIRECTORS



                                    ROBERT H. GROSS
                                    SECRETARY

Chester, Illinois
___________, 1996

PLEASE SIGN AND RETURN PROMPTLY EACH PROXY CARD YOU RECEIVE IN THE ENCLOSED POSTAGE-PAID ENVELOPE. THIS WILL ASSURE NECESSARY REPRESENTATION AT THE SPECIAL MEETING, BUT WILL NOT PREVENT YOU FROM VOTING IN PERSON IF YOU SO DESIRE. THE PROXY IS SOLICITED ONLY FOR THIS SPECIAL MEETING (AND ANY ADJOURNMENTS THEREOF) AND WILL NOT BE USED FOR ANY OTHER MEETING. YOU MAY REVOKE YOUR WRITTEN PROXY BY WRITTEN INSTRUMENT DELIVERED TO ROBERT H. GROSS, SECRETARY, CHESTER SAVINGS BANK, FSB AT THE ABOVE ADDRESS AT ANY TIME PRIOR TO OR AT THE SPECIAL MEETING.

                           Chester Savings Bank, FSB
                               1112 State Street
                            Chester, Illinois  62233
                                 (618) 826-5038

                                PROXY STATEMENT

                               ___________, 1996



     YOUR PROXY, IN THE FORM ENCLOSED, IS SOLICITED BY THE BOARD OF DIRECTORS OF CHESTER SAVINGS BANK, FSB FOR USE AT A SPECIAL MEETING OF MEMBERS TO BE HELD ON FRIDAY, SEPTEMBER 13, 1996, AND ANY ADJOURNMENT OF THAT MEETING, FOR THE PURPOSES SET FORTH IN THE FOREGOING NOTICE OF SPECIAL MEETING. YOUR BOARD OF DIRECTORS AND MANAGEMENT URGE YOU TO VOTE FOR THE PLAN OF CONVERSION.

                         PURPOSE OF MEETING -- SUMMARY

     A special meeting of members ("Special Meeting") of Chester Savings Bank, FSB ("Savings Bank") will be held at the Savings Bank's office at 1112 State Street, Chester, Illinois, on September 13, 1996, at _:__.m., Central Time, for the purpose of considering and voting upon a Plan of Conversion from Federal Mutual Savings Bank to National Bank and Formation of a Holding Company ("Plan of Conversion"), which, if approved by a majority of the total votes of the members eligible to be cast, will permit the Savings Bank to convert from a federally chartered mutual savings bank to a federally chartered capital stock savings bank ("Converted Savings Bank") and the issuance of the Savings Bank's capital stock to the Holding Company. The conversion of the Savings Bank to the Converted Savings Bank and the acquisition of the Converted Savings Bank by the Holding Company are collectively referred to herein as the "Stock Conversion." Immediately following consummation of the Stock Conversion, the Converted Savings Bank intends to convert from a federal stock savings bank to a national bank ("Bank Conversion"), to be known as "Chester National Bank" ("Converted Bank"). In connection with the Bank Conversion, the Holding Company will form a de novo national bank subsidiary headquartered in Perryville, Missouri, to be known as "Chester National Bank of Missouri" ("De Novo Bank"), which, following a $3.0 million initial capitalization funded by a portion of the Stock Conversion proceeds, will purchase all of the installment loans and a portion of the mortgage loans of the Savings Bank's branch office located in Perryville, Missouri ("Bank Formation"). The Converted Bank and the De Novo Bank are collectively referred to herein as the "Banks." The Stock Conversion, the Bank Conversion and the Bank Formation are referred to herein collectively as the "Conversion" and are being undertaken pursuant to a plan of conversion adopted by the Board of Directors of the Savings Bank ("Plan" or "Plan of Conversion").

     Members entitled to vote on the Plan of Conversion are members of the Savings Bank as of July 19, 1996, and who continue as members until the Special Meeting, and should the Special Meeting be, from time to time, adjourned to a later time, until the final adjournment thereof. The Conversion requires the approval of not less than a majority of the total votes eligible to be cast at the Special Meeting.

     The Plan of Conversion provides in part that, after receiving final authorization from the Office of Thrift Supervision ("OTS"), the Savings Bank will offer for sale shares of common stock of the Holding Company ("Common Stock"), through the issuance of nontransferable rights to subscribe for the Common Stock ("Subscription Rights") have been granted, in order of priority, to
(i) depositors with $50.00 or more on deposit at the Savings Bank as of January 15, 1995 ("Eligible Account Holders"), (ii) the Banks' employee stock ownership plan ("ESOP"), a tax-qualified employee benefit plan, (iii) depositors with $50.00 or more on deposit at the Savings Bank as of June 30, 1996 ("Supplemental Eligible Account Holders"), and (iv) depositors of the Savings Bank as of July 19, 1996 ("Voting Record Date") and borrowers of the Savings Bank with loans outstanding as of December 18, 1989, which continue to be outstanding as of the Voting Record Date ("Other Members"), subject to the priorities and purchase

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


limitations set forth in the Plan of Conversion ("Subscription Offering"). After, but subject to the prior rights of holders of Subscription Rights, the Holding Company is offering the Common Stock for sale to members of the general public through a direct community offering ("Direct Community Offering") with preference given to natural persons who are permanent residents of Randolph, Perry or Jackson counties of Illinois or Perry County, Missouri ("Local Community"), subject to the right of the Holding Company to accept or reject orders in whole or in part in the Direct Community Offering. The Subscription Offering and the Direct Community Offering are at times referred to herein as the "Subscription and Direct Community Offering." Depending on market conditions, the shares of Common Stock may be offered for sale in the Direct Community Offering to eligible members of the general public on a best efforts basis by a selling group of broker-dealers managed by EVEREN Securities, Inc. ("EVEREN Securities"). In addition, depending on market conditions upon the completion of the Direct Community Offering, any shares not subscribed for in the Subscription and Direct Community Offering may be offered to the general public in an underwritten public offering ("Public Offering") to be managed by EVEREN Securities. The Subscription and Direct Community Offering and the Public Offering are referred to collectively as the "Offerings."

     Adoption of a Federal Stock Charter ("Federal Stock Charter") and Bylaws ("Bylaws") of the Savings Bank is an integral part of the Plan of Conversion. Copies of the Plan of Conversion and the proposed Federal Stock Charter and Bylaws for the Savings Bank are attached to this Proxy Statement as exhibits. They provide, among other things, for the termination of voting rights of members and their rights to receive any surplus remaining after liquidation of the Savings Bank. These rights, except for the rights of Eligible Account Holders and Supplemental Eligible Account Holders in the liquidation account, will vest exclusively in the holders of the stock in the Holding Company and the Savings Bank. For further information, see "THE CONVERSION -- Effects of Conversion to Stock Form on Depositors and Borrowers of the Savings Bank."


                           CHESTER SAVINGS BANK, FSB

     The Savings Bank is a federally chartered mutual savings bank located in Chester, Illinois, which is approximately 60 miles south of St. Louis, Missouri. Originally chartered in 1919 as an Illinois-chartered mutual savings and loan association under the name "Chester Building and Loan Association," the Savings Bank converted to a federal charter and adopted its current name in 1990. In 1989, the Savings Bank acquired Heritage Federal Savings and Loan Association ("Heritage Federal") which at the time of the acquisition had assets of approximately $50 million and offices in Sparta, Red Bud and Pinckneyville, Illinois. The Savings Bank is regulated by the OTS, its primary federal regulator, and the FDIC, the insurer of its deposits. The Savings Bank's deposits are federally insured by the FDIC under the SAIF. The Savings Bank is a member of the Federal Home Loan Bank ("FHLB") System. At March 31, 1996, the Savings Bank had total assets of $136.8 million, total deposits of $108.5 million and total equity of $11.9 million, or 8.7% of total assets.

     The Savings Bank is a community oriented financial institution which has traditionally offered a variety of savings products to its retail customers while concentrating its lending activities on real estate mortgage loans. Lending activities have been focused primarily on the origination of loans secured by one- to four-family residential dwellings. To a lesser extent, lending activities also have included the origination of consumer loans and commercial real estate and multi-family loans. At March 31, 1996, the Savings Bank's gross loan portfolio totaled $56.7 million, of which 80.9% were one- to four-family residential mortgage loans, 11.3% were consumer loans and 5.8% were commercial real estate and multi-family loans. In addition, the Savings Bank has maintained a significant portion of its assets in marketable securities. The Savings Bank's investment portfolio has been weighted toward United States Treasury and agency securities. This portfolio also has included a significant amount of tax exempt state and municipal securities. In addition, the Savings Bank has invested in mortgage-backed securities to supplement its lending operations. Investments and mortgage-backed securities totaled $57.5 million and $16.9 million, respectively, at March 31, 1996.

     The Savings Bank's primary market area is comprised of Randolph, Perry, Jackson and Williamson counties of Illinois and Perry and Cape Girardeau counties in Missouri. The Savings Bank faces strong competition in its

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market area.  See "RISK FACTORS -- Dependence on Local Economy and Competition
Within Market Area" in the Prospectus. The Savings Bank's principal executive office is located at 1112 State Street, Chester, Illinois 62233, and its telephone number is (618) 826-5038.


                  VOTING RIGHTS AND VOTE REQUIRED FOR APPROVAL

     The Board of Directors of the Savings Bank has fixed the close of business on July 19, 1996 as the record date ("Voting Record Date") for the determination of members entitled to notice of and to vote at the Special Meeting. All holders of the Savings Bank's savings or other authorized accounts are members of the Savings Bank under its current charter. All members of record as of the close of business on the Voting Record Date who continue to be members on the date of the Special Meeting or any adjournment thereof will be entitled to vote at the Special Meeting or such adjournment.


     Each eligible depositor member will be entitled at the Special Meeting to cast one vote for each $100, or fraction thereof, of the aggregate withdrawal value of all of his savings accounts in the Savings Bank as of the Voting Record Date. Borrowers with loans outstanding as of December 18, 1989, which continue to be outstanding as of the Voting Record Date will be entitled to cast one vote for the period of time such borrowings remain in existence. No member is entitled to cast more than 1,000 votes. Any number of members present and voting, represented in person or by proxy, at the Special Meeting will constitute a quorum.


     Approval of the Plan of Conversion will require the affirmative vote of a majority of the total outstanding votes of the Savings Bank's members eligible to be cast at the Special Meeting. As of the Voting Record Date for the Special Meeting, there were approximately 942,290 votes eligible to be cast, of which 471,146 votes constitutes a majority.

                                    PROXIES

     Members may vote at the Special Meeting or any adjournment thereof in person or by proxy. Enclosed is a proxy which may be used by any eligible member to vote on the Plan of Conversion. All properly executed proxies received by management will be voted in accordance with the instructions indicated thereon by the members giving such proxies. If no instructions are given, such proxies will be voted in favor of the Plan of Conversion. If any other matters are properly presented at the Special Meeting and may properly be voted on, all proxies will be voted on such matters in accordance with the best judgment of the proxy holders named therein. If the enclosed proxy is returned, it may be revoked at any time before it is voted by written notice to the Secretary of the Savings Bank, by submitting a later dated proxy, or by attending and voting in person at the Special Meeting. The proxies being solicited are only for use at the Special Meeting and at any and all adjournments thereof and will not be used for any other meeting. Management is not aware of any other business to be presented at the Special Meeting.

     The Savings Bank, as trustee for individual retirement accounts at the Savings Bank, will vote in favor of the Plan of Conversion, unless the beneficial owner executes and returns the enclosed proxy for the Special Meeting or attends the Special Meeting and votes in person.

     To the extent necessary to permit approval of the Plan of Conversion, proxies may be solicited by officers, directors or regular employees of the Savings Bank, in person, by telephone or through other forms of communication and, if necessary, the Special Meeting may be adjourned to an alternative date. Such persons will be reimbursed by the Savings Bank for their reasonable out-of-pocket expenses incurred in connection with such solicitation.


                    RECOMMENDATION OF THE BOARD OF DIRECTORS

     The Board of Directors of the Savings Bank unanimously recommends that you vote "FOR" the Plan of Conversion. Voting in favor of the Plan of Conversion will not obligate any voter to purchase any stock.

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

                                THE CONVERSION

     The OTS has given approval to the Plan subject to the Plan's approval by the members of the Savings Bank entitled to vote on the matter and subject to the satisfaction of certain other conditions imposed by the OTS in its approval. OTS approval, however, does not constitute a recommendation or endorsement of the Plan.

General

     On March 12, 1996, the Savings Bank's Board of Directors adopted the Plan of Conversion pursuant to which the Savings Bank will convert to stock form and subsequently convert to a national bank to be known as Chester National Bank, and a newly chartered bank subsidiary will be formed by the Holding Company to be known as Chester National Bank of Missouri, which will purchase all of the installment loans and a portion of the mortgage loans of the Savings Bank's Perryville branch. All of the outstanding capital stock of the Chester National Bank and Chester National Bank of Missouri will beheld by the Holding Company, a newly formed Delaware corporation. The Holding Company and the Savings Bank intend to pursue the business strategy described in this Prospectus with the goal of enhancing long-term shareholder value. Neither the Holding Company nor the Savings Bank has any existing plan to pursue any possible business combination, and neither has any agreement or understanding, written or oral, with respect to any possible business combination.


     The following discussion of the Plan of Conversion is qualified in its entirety by reference to the Plan of Conversion, which is attached as Exhibit A to the Savings Bank's Proxy Statement and is available from the Savings Bank upon request. The OTS has approved the Plan of Conversion subject to the Plan's approval by the members of the Savings Bank entitled to vote on the matter at a Special Meeting called for that purpose to be held on September 13, 1996, and subject to the satisfaction of certain other conditions imposed by the OTS in its approval.

     If the Board of Directors of the Savings Bank decides for any reason, such as possible delays resulting from overlapping regulatory processing or policies or conditions which could adversely affect the Savings Bank's or the Holding Company's ability to consummate the Conversion and transact its business as contemplated herein and in accordance with the Savings Bank's operating policies, at any time prior to the issuance of the Common Stock, not to use the holding company form of organization in implementing the Conversion, the Plan of Conversion will be amended to not use the holding company form of organization in the Conversion. In the event that such a decision is made, the Savings Bank will promptly refund all subscriptions or orders received together with accrued interest, withdraw the Holding Company's registration statement from the SEC and will take all steps necessary to consummate the Conversion and proceed with a new offering without the Holding Company, including filing any necessary documents with the OTS. In such event, and provided there is no regulatory action, directive or other consideration upon which basis the Savings Bank determines not to consummate the Conversion, the Savings Bank will issue and sell the common stock of the Savings Bank. There can be no assurance that the OTS would approve the Conversion if the Savings Bank decided to proceed without
the Holding Company.   The following description of the Plan assumes that a
holding company form of organization will be utilized in the Conversion. In the event that a holding company form of organization is not utilized, all other pertinent terms of the Plan as described below will apply to the Conversion of the Savings Bank from mutual to stock form of organization and the sale of the Savings Bank's common stock.

     The Conversion will be accomplished through the adoption of a Federal Stock Charter and Bylaws to authorize the issuance of capital stock by the Converted Savings Bank, the issuance of all the Converted Savings Bank's capital stock to be outstanding upon consummation of the Stock Conversion to the Holding Company, the offer and sale of the Common Stock of the Holding Company and the conversion of the Converted Savings Bank to the Converted Bank. Upon issuance of the Converted Savings Bank's shares of capital stock to the Holding Company, the Converted Savings Bank will be a wholly owned subsidiary of the Holding Company. Following consummation of the Stock Conversion, the Bank Conversion whereby the Converted Savings Bank will convert to

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the Converted Bank, and the Bank Formation whereby the De Novo Bank will purchase all of the installment loans and a portion of the mortgage loans of the Savings Bank's Perryville branch office, will be promptly effectuated.

     The Holding Company has applied for approval from the OTS to become the holding company of the Converted Savings Bank subject to the satisfaction of certain conditions and to acquire all of the common stock of the Converted Savings Bank to be issued in the Stock Conversion. The Stock Conversion will be effected only upon completion of the sale of all of the shares of Common Stock to be issued by the Holding Company pursuant to the Plan of Conversion. The Savings Bank has applied for approval for the Bank Conversion from the OCC and the Holding Company has applied for approval from the Federal Reserve for continued ownership of 100% of the stock of the Converted Bank and the De Novo Bank following the Bank Conversion and the Bank Formation.


     The aggregate purchase price of the Common Stock to be issued in the Conversion will be within the Estimated Valuation Range of between $14,025,000 and $18,975,000 which may be increased to $21,821,250, based upon an independent appraisal of the estimated pro forma market value of the Common Stock prepared by RP Financial. All shares of the Common Stock to be issued and sold in the Stock Conversion will be sold at the same price. The independent appraisal will be updated, if necessary, and the final price of the shares of the Common Stock will be determined at the completion of the Subscription and Direct Community Offering. RP Financial is a consulting firm experienced in the valuation and appraisal of savings institutions. For additional information, see "-- Stock Pricing and Number of Shares to be Issued."

     The Plan of Conversion provides generally that (i) the Savings Bank will convert from a federally chartered mutual savings bank to a federally chartered stock savings bank; (ii) the issuance of all the Converted Savings Bank's capital stock to be outstanding upon consummation of the Stock Conversion to the Holding Company; (iii) the offer and sale of the Common Stock by the Holding Company in the Subscription Offering to persons having Subscription Rights and in a Direct Community Offering to certain members of the general public with preference given first to natural persons and trusts of natural persons residing in the Local Community; (iv) shares of Common Stock not subscribed for in the Subscription and Direct Community Offering will be offered to certain members of the general public in a Public Offering; (v) the Converted Savings Bank will convert to a national bank; and (vi) the Holding Company will form a de novo national bank subsidiary to be known as Chester National Bank of Missouri, which will purchase all of the installment loans and a portion of the mortgage loans of the Savings Bank's Perryville branch. See "USE OF PROCEEDS." The Conversion will be effected only upon completion of the sale of at least $14,875,000 of Common Stock to be issued pursuant to the Plan of Conversion.


     As part of the Conversion, the Holding Company is making a Subscription Offering of its Common Stock to holders of Subscription Rights in the following order of priority: (i) Eligible Account Holders (depositors with $50.00 or more on deposit as of January 15, 1995); (ii) the Savings Bank's ESOP; (iii) Supplemental Eligible Account Holders (depositors with $50.00 or more on deposit as of June 30, 1996); and (iv) Other Members (depositors of the Savings Bank as of July 19, 1996, and borrowers of the Savings Bank with loans outstanding as of December 18, 1989, which continue to be outstanding as of July 19, 1996). After the Subscription Offering and subject to the prior rights of holders of Subscription Rights, the Holding Company is offering the Common Stock for sale to certain members of the general public through a Direct Community
Offering.

     Shares of Common Stock not sold in the Subscription and Direct Community Offering may be offered in the Public Offering. Regulations require that the Public Offering be completed within 45 days after completion of the Subscription Offering unless extended by the Savings Bank or the Holding Company with the approval of the regulatory authorities. If the Public Offering is determined not to be feasible, the Board of Directors of the Savings Bank will consult with the regulatory authorities to determine an appropriate alternative method for selling the unsubscribed shares of Common Stock. The Plan of Conversion provides that the Conversion must be completed within 24 months after the date of the approval of the Plan of Conversion by the members of the Savings Bank.

     No sales of Common Stock may be completed, either in the Subscription, Direct Community or Public Offerings, unless the Plan of Conversion is approved by the members of the Savings Bank.

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     The completion of the Offerings, however, is subject to market conditions and other factors beyond the Savings Bank's control. No assurance can be given as to the length of time after approval of the Plan of Conversion at the Special Meeting that will be required to complete the Public Offering or other sale of the Common Stock. If delays are experienced, significant changes may occur in the estimated pro forma market value of the Holding Company and the Savings Bank as converted, together with corresponding changes in the net proceeds realized by the Holding Company from the sale of the Common Stock. In the event the Conversion is terminated, the Savings Bank would be required to charge all Conversion expenses against current income.


     Orders for shares of Common Stock will not be filled until at least 1,402,500 shares of Common Stock have been subscribed for or sold and the OTS approves the final valuation and the Conversion closes. If the Conversion is not consummated by ___________, 1996 (45 days after the last day of the fully extended Subscription Offering) and the OTS consents to an extension of time to consummate the Conversion, subscribers will be given the right to increase, decrease or rescind their subscriptions. Unless an affirmative indication is received from subscribers that they wish to continue to subscribe for shares, the funds will be returned promptly, together with accrued interest at the passbook rate from the date payment is received until the funds are returned to the subscriber. If such period is not extended, or, in any event, if the Conversion is not consummated by ______, 1996, all withdrawal authorizations will be terminated and all funds held will be promptly returned together with accrued interest at the Savings Bank's passbook rate from the date payment is received until the Conversion is terminated.

Effects of Conversion to Stock Form on Depositors and Borrowers of the Savings Bank

     Voting Rights. Savings members and borrowers will have no voting rights in the converted Savings Bank or the Holding Company and therefore will not be able to elect directors of the Savings Bank or the Holding Company or to control their affairs. Currently, these rights are accorded to savings members of the Savings Bank. Subsequent to the Conversion, voting rights will be vested exclusively in the Holding Company with respect to the Savings Bank and the holders of the Common Stock as to matters pertaining to the Holding Company. Each holder of Common Stock shall be entitled to vote on any matter to be considered by the stockholders of the Holding Company. A stockholder will be entitled to one vote for each share of Common Stock owned.

     Savings Accounts and Loans. The Savings Bank's savings accounts, account balances and existing FDIC insurance coverage of savings accounts will not be affected by the Conversion. Furthermore, the Conversion will not affect the loan accounts, loan balances or obligations of borrowers under their individual contractual arrangements with the Savings Bank.

     Tax Effects. The Savings Bank has received an opinion from Breyer & Aguggia, Washington, D.C., that the Conversion will constitute a nontaxable reorganization under Section 368(a)(1)(F) of the Code. Among other things, the opinion states that: (i) no gain or loss will be recognized to the Savings Bank in its mutual or stock form by reason of its Conversion; (ii) no gain or loss will be recognized to its account holders upon the issuance to them of accounts in the Savings Bank immediately after the Conversion, in the same dollar amounts and on the same terms and conditions as their accounts at the Savings Bank in its mutual form plus interest in the liquidation account; (iii) the tax basis of account holders' accounts in the Savings Bank immediately after the Conversion will be the same as the tax basis of their accounts immediately prior to Conversion; (iv) the tax basis of each account holder's interest in the liquidation account will be zero; (v) the tax basis of the Common Stock purchased in the Conversion will be the amount paid and the holding period for such stock will commence at the date of purchase; and (vi) no gain or loss will be recognized to account holders upon the receipt or exercise of Subscription Rights in the Conversion, except to the extent Subscription Rights are deemed to have value as discussed below. Unlike a private letter ruling issued by the IRS, an opinion of counsel is not binding on the IRS and the IRS could disagree with the conclusions reached therein. In the event of such disagreement, no assurance can be given that the conclusions reached in an opinion of counsel would be sustained by a court if contested by the IRS.

       Based upon past rulings issued by the IRS, the opinion provides that the receipt of Subscription Rights by Eligible Account Holders, Supplemental Eligible Account Holders and Other Members under the Plan will be taxable to the extent, if any, that the Subscription Rights are deemed to have a fair market value. RP Financial, a financial consulting firm retained by the Savings Bank, whose findings are not binding on the IRS, has indicated that the Subscription Rights do not have any value, based on the fact that such rights are acquired by the recipients without cost, are nontransferable and of short duration and afford the recipients the right only to purchase shares of the Common Stock at a price equal to its estimated fair market value, which will be the same price paid by purchasers in the Direct Community Offering for unsubscribed shares of Common Stock. If the Subscription Rights are deemed to have a fair market value, the receipt of such rights may only be taxable to those Eligible Account Holders, Supplemental Eligible Account Holders (if any) and Other Members who exercise their Subscription Rights. The Savings Bank could also recognize a gain on the distribution of such Subscription Rights. Eligible Account Holders, Supplemental Eligible Account Holders and Other Members are encouraged to consult with their own tax advisers as to the tax consequences in the event the Subscription Rights are deemed to have a fair market value.

     The Savings Bank has also received an opinion from Bryan Cave LLP, St. Louis, Missouri, that, assuming the Conversion does not result in any federal income tax liability to the Savings Bank, its account holders, or the Holding Company, implementation of the Plan of Conversion will not result in any Illinois income tax liability to such entities or persons.

     The opinions of Breyer & Aguggia and Bryan Cave LLP and the letter from RP Financial are filed as exhibits to the Registration Statement. See "ADDITIONAL INFORMATION."

     PROSPECTIVE INVESTORS ARE URGED TO CONSULT WITH THEIR OWN TAX ADVISORS REGARDING THE TAX CONSEQUENCES OF THE CONVERSION PARTICULAR TO THEM.

     Liquidation Account. In the unlikely event of a complete liquidation of the Savings Bank in its present mutual form, each depositor in the Savings Bank would receive a pro rata share of any assets of the Savings Bank remaining after payment of claims of all creditors (including the claims of all depositors up to the withdrawal value of their accounts). Each depositor's pro rata share of such remaining assets would be in the same proportion as the value of his or her deposit account to the total value of all deposit accounts in the Savings Bank at the time of liquidation.

     After the Conversion, holders of withdrawable deposit(s) in the Savings Bank including certificates of deposit ("Savings Account(s)") shall not be entitled to share in any residual assets in the event of liquidation of the Savings Bank. However, pursuant to OTS regulations, the Savings Bank shall, at the time of the Conversion, establish a liquidation account in an amount equal to its total equity as of the date of the latest statement of financial condition contained herein.

     The liquidation account shall be maintained by the Savings Bank (and assumed by the Banks) subsequent to the Conversion for the benefit of Eligible Account Holders and Supplemental Eligible Account Holders who retain their Savings Accounts in the Savings Bank. Each Eligible Account Holder and Supplemental Eligible Account Holder shall, with respect to each Savings Account held, have a related inchoate interest in a portion of the liquidation account balance ("subaccount").

     The initial subaccount balance for a Savings Account held by an Eligible Account Holder or a Supplemental Eligible Account Holder shall be determined by multiplying the opening balance in the liquidation account by a fraction of which the numerator is the amount of such holder's "qualifying deposit" in the Savings Account and the denominator is the total amount of the "qualifying deposits" of all such holders. Such initial subaccount balance shall not be increased, and it shall be subject to downward adjustment as provided below.

     If the deposit balance in any Savings Account of an Eligible Account Holder or Supplemental Eligible Account Holder at the close of business on any annual closing day of the Savings Bank subsequent to January 15, 1995 is less than the lesser of (i) the deposit balance in such Savings Account at the close of business on any other annual closing date subsequent to January 15, 1995 or June 30, 1996 or (ii) the amount of the "qualifying deposit" in such Savings Account on January 15, 1995 or June 30, 1996, then the subaccount balance for such Savings Account shall be adjusted by reducing such subaccount balance in an amount proportionate to the reduction in such deposit balance. In the event of a downward adjustment, such subaccount balance shall not be subsequently increased, notwithstanding any increase in the deposit balance of the related Savings Account. If any such Savings Account is closed, the related subaccount balance shall be reduced to zero.

     In the event of a complete liquidation of the Savings Bank or the Banks (and only in such event) each Eligible Account Holder and Supplemental Eligible Account Holder shall be entitled to receive a liquidation distribution from the liquidation account in the amount of the then current adjusted subaccount balance(s) for Savings Account(s) then held by such holder before any liquidation distribution may be made to stockholders. No merger, consolidation, bulk purchase of assets with assumptions of Savings Accounts and other liabilities or similar transactions with another federally insured institution in which the Savings Bank (or the Banks) is not the surviving institution(s) shall be considered to be a complete liquidation. In any such transaction the liquidation account shall be assumed by the surviving institution.


                              REVIEW OF OTS ACTION

     Any person aggrieved by a final action of the OTS which approves, with or without conditions, or disapproves a plan of conversion pursuant to this part may obtain review of such action by filing in the court of appeals of the United States for the circuit in which the principal office or residence of such person is located, or in the United States Court of Appeals for the District of Columbia, a written petition praying that the final action of the OTS be modified, terminated or set aside. Such petition must be filed within 30 days after the publication of notice of such final action in the Federal Register, or
                                                            ----------------
30 days after the mailing by the applicant of the notice to members as provided for in 12 C.F.R. (S)563b.6(c), whichever is later. The further procedure for review is as follows: A copy of the petition is forthwith transmitted to the OTS by the clerk of the court and thereupon the OTS files in the court the record in the proceeding, as provided in Section 2112 of Title 28 of the United States Code. Upon the filing of the petition, the court has jurisdiction, which upon the filing of the record is exclusive, to affirm, modify, terminate, or set aside in whole or in part, the final action of the OTS. Review of such proceedings is as provided in Chapter 7 of Title 5 of the United States Code. The judgment and decree of the court is final, except that they are subject to review by the United States Supreme Court upon certiorari as provided in Section 1254 of Title 28 of the United States Code.


                             ADDITIONAL INFORMATION

     The Holding Company has filed with the Securities and Exchange Commission ("SEC") a Registration Statement on Form S-1 (File No. 333-2470) under the Securities Act of 1933, as amended, with respect to the Common Stock offered in the Conversion. The accompanying Prospectus does not contain all the information set forth in the Registration Statement, certain parts of which are omitted in accordance with the rules and regulations of the SEC. Such information may be inspected at the public reference facilities maintained by the SEC at 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549; 500 West Madison Street, Suite 1400, Room 1100, Chicago, Illinois 60661; and 75 Park Place, New York, New York 10007. Copies may be obtained at prescribed rates from the Public Reference Section of the SEC at 450 Fifth Street, N.W., Washington, D.C. 20549.

     The Savings Bank has filed with the OTS an Application for Approval of Conversion, which includes proxy materials for the Savings Bank's Special Meeting and certain other information. The accompanying Prospectus omits certain information contained in such Application. The Application, including the proxy materials, exhibits and certain other information that are a part thereof, may be inspected, without charge, at the offices of the OTS, 1700 G Street, N.W., Washington, D.C. 20552 and at the office of the Regional Director of the OTS at the Central Regional Office of the OTS, 200 West Madison Street, Suite 1300, Chicago, Illinois, 60606.

     Copies of the Holding Company's Certificate of Incorporation and Bylaws may be obtained by written request to the Savings Bank.

     All persons eligible to vote at the Special Meeting should review both this Proxy Statement and the accompanying Prospectus carefully. However, no person is obligated to purchase any Common Stock. For additional information, you may call the Conversion Center at (618) 826-3217.


                              BY ORDER OF THE BOARD OF DIRECTORS



                              ROBERT H. GROSS
                              SECRETARY


Chester, Illinois
____________, 1996


     YOUR BOARD OF DIRECTORS URGES YOU TO CONSIDER CAREFULLY THE INFORMATION CONTAINED IN THIS PROXY STATEMENT AND, WHETHER OR NOT YOU PLAN TO BE PRESENT IN PERSON AT THE SPECIAL MEETING, TO FILL IN, DATE, SIGN AND RETURN THE ENCLOSED PROXY CARD(S) AS SOON AS POSSIBLE TO ASSURE THAT YOUR VOTES WILL BE COUNTED. THIS WILL NOT PREVENT YOU FROM VOTING IN PERSON IF YOU ATTEND THE SPECIAL MEETING. YOU MAY REVOKE YOUR PROXY BY WRITTEN INSTRUMENT DELIVERED TO THE SECRETARY OF THE SAVINGS BANK AT ANY TIME PRIOR TO OR AT THE SPECIAL MEETING OR BY ATTENDING THE SPECIAL MEETING AND VOTING IN PERSON.

                            ________________________

     THIS PROXY STATEMENT IS NOT AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY STOCK. THE OFFER WILL BE MADE ONLY BY THE PROSPECTUS IN THOSE JURISDICTIONS IN WHICH IT IS LAWFUL TO MAKE SUCH OFFER.

                                                                       EXHIBIT A

                           CHESTER SAVINGS BANK, FSB
                               CHESTER, ILLINOIS

                               PLAN OF CONVERSION
               FROM FEDERAL MUTUAL SAVINGS BANK TO NATIONAL BANK
                       AND FORMATION OF A HOLDING COMPANY


                                  INTRODUCTION
                                  ------------

I.  General
    -------

    On March 12, 1996, the Board of Directors of Chester Savings Bank, FSB, Chester, Illinois ("Savings Bank"), after careful study and consideration, adopted by unanimous vote this Plan of Conversion ("Plan"), which provides for
(i) the conversion of the Savings Bank from a federally chartered mutual savings bank to a federally chartered stock savings bank under the name "Chester Savings Bank, FSB" ("Converted Savings Bank"), (ii) the concurrent formation of a holding company for the Converted Savings Bank ("Holding Company"), and (iii) the subsequent (a) conversion of the Converted Savings Bank from a federally chartered stock savings bank to a national bank under the name "Chester National Bank" ("Converted Bank") and (b) the purchase of the assets and the assumption of the liabilities of the Perryville, Missouri branch office of the Converted Savings Bank by a de novo national bank subsidiary of the Holding Company under the name "Chester National Bank of Missouri" ("De Novo Bank"). The conversion of the Savings Bank to the Converted Savings Bank, the acquisition of control of the Converted Savings Bank by the Holding Company and the issuance of stock by the Holding Company as provided herein, are collectively referred to herein as the "Stock Conversion." The conversion of the Converted Savings Bank to the Converted Bank and the purchase of the assets and the assumption of the liabilities of the Perryville, Missouri branch office of the Converted Savings Bank by the De Novo Bank are collectively referred to herein as the "Bank Conversion." The Stock Conversion and the Bank Conversion are referred to herein collectively as the "Conversion."

    All capitalized terms contained in the Plan shall have the meanings ascribed to them in Section II hereof.

    Pursuant to the Plan, shares of Conversion Stock in the Holding Company will be offered as part of the Stock Conversion in a Subscription Offering pursuant to nontransferable Subscription Rights at a predetermined and uniform price first, to the Savings Bank's Eligible Account Holders, second to the Tax-Qualified Employee Stock Benefit Plans, third to Supplemental Eligible Account Holders of record as of the last day of the calendar quarter preceding OTS approval of the Savings Bank's application to convert to stock form, and fourth to Other Members of the Savings Bank. Any shares of Conversion Stock remaining unsold after the Subscription Offering may be offered for sale to the public through a Direct Community Offering and/or an Underwritten Public Offering, as determined by the Boards of Directors of the Savings Bank and the Holding Company in their sole discretion. The aggregate Purchase Price of the Conversion Stock will be based upon an independent appraisal of the Savings Bank and will reflect the estimated pro forma market value of the Converted Bank and the De Novo Bank as subsidiaries of the Holding Company.

    Immediately following consummation of the Stock Conversion, the Holding Company, as the sole stockholder of the Converted Savings Bank, shall approve the Bank Conversion and use part of the net proceeds of the Stock Conversion retained by it to initially capitalize the De Novo Bank, and the Converted Savings Bank and the De Novo Bank shall take such actions as may be necessary to consummate the Bank Conversion.

    The Stock Conversion is subject to regulations of the Director of the OTS of the United States Department of the Treasury pursuant to Section 5(i) of the Home Owners' Loan Act (Part 563b of the Rules and Regulations Applicable to All Savings Associations).

    Consummation of the Conversion is subject to the approval of this Plan and the Conversion by the OTS and by the affirmative vote of Members of the Savings Bank holding not less than a majority of the total votes eligible to be cast at a special meeting of the Members to be called to consider the Conversion. Consummation of the Bank Conversion also requires approval of the OCC and the Federal Reserve Board.

    It is the desire of the Board of Directors to attract new capital to the Savings Bank to increase its net worth, to support future savings growth, to increase the amount of funds available for other lending and investment, to provide greater resources for the expansion of customer services, to facilitate future expansion and, because applicable laws and regulations do not provide for the organization of mutual commercial banks, to enable the Savings Bank to complete the Bank Conversion. In addition, the Board of Directors intends to implement stock option plans and other stock benefit plans as part of the Conversion in order to attract and retain qualified directors and officers. The purpose of the Bank Conversion is to provide the Savings Bank with additional operating flexibility and enhance its ability to provide a full range of banking products and services to its community. The Savings Bank is currently significantly in excess of the OTS reserve and liquidity requirements and will be significantly in excess of the OCC's and Federal Reserve's requirements upon conversion to a national bank. It is the further desire of the Board of Directors to reorganize the Converted Savings Bank (or the Converted Bank and the De Novo Bank upon the consummation of the Bank Conversion) as the wholly owned subsidiary of the Holding Company to enhance flexibility of operations, diversification of business opportunities and financial capability for business and regulatory purposes and to enable the Converted Bank to compete more effectively with other financial service organizations.

    No change will be made in the Board of Directors or management of the Savings Bank as a result of the Conversion.

II. Definitions
    -----------

    As used in this Plan, the terms set forth below have the following meanings:

    A. Acting in Concert:  (1) Knowing participation in a joint activity or
        -----------------
interdependent conscious parallel action towards a common goal whether or not pursuant to an express agreement; or (2) a combination or pooling of voting or other interests in the securities of an issuer for a common purpose pursuant to any contract, understanding, relationship, agreement or other arrangement, whether written or otherwise. A Person (as defined by 12 C.F.R.
(S)563b.2(a)(26)) who acts in concert with another Person ("other party") shall also be deemed to be acting in concert with any Person who is also acting in concert with that other party, except that any Tax-Qualified Employee Stock Benefit Plan will not be deemed to be acting in concert with its trustee or a Person who serves in a similar capacity solely for the purpose of determining whether stock held by the trustee and stock held by the Tax-Qualified Employee Benefit Plan will be aggregated.

    B. Associate: When used to indicate a relationship with any Person, means
       ---------
(l) any corporation or organization (other than the Savings Bank or a majority-owned subsidiary of the Savings Bank, or the Holding Company) of which such Person is an officer or partner or is, directly or indirectly, the beneficial owner of ten percent or more of any class of equity securities, (2) any trust or other estate in which such Person has a substantial beneficial interest or as to which such Person serves as trustee or in a similar fiduciary capacity, except that it does not include a Tax-Qualified Employee Stock Benefit Plan and (3) any relative or spouse of such Person or any relative of such spouse, who has the same home as such Person or who is a director or officer of the Savings Bank, any of its subsidiaries, or the Holding Company.

    D. Bank Conversion:  The (i) conversion of the Converted Savings Bank from a
       ---------------
federally chartered capital stock savings bank to a national bank and (ii) the Purchase and Assumption Transaction.

    E. Capital Stock: Any and all authorized stock in the Converted Savings
       -------------
       Bank.

    F. Common Stock:  Any and all authorized common stock in the Holding Company
       ------------
subsequent to the Conversion.

    G. Conversion: The Stock Conversion and the Bank Conversion together, except
       ----------
as provided in Paragraph III.H herein.

    H. Conversion Stock:  Common Stock to be issued and sold by the Holding
       ----------------
Company pursuant to the Plan.

    I. Converted Bank: "Chester National Bank," the national bank resulting from
       --------------
the Bank Conversion.

    J. Converted Savings Bank:  "Chester Savings Bank, FSB," the federally
       ----------------------
chartered capital stock savings bank resulting from the Stock Conversion.

    K. De Novo Bank:  "Chester National Bank of Missouri," the de novo national
       ------------
bank, initially capitalized by the Holding Company from the portion of the net proceeds of the Stock Conversion retained by the Holding Company, that will engage in the Purchase and Assumption Transaction.

    L. Direct Community Offering:  The offering for sale of Conversion Stock to
       -------------------------
the public.

    M. Eligibility Record Date:  January 15, 1995.
       -----------------------

    N. Eligible Account Holder:  Holder of a Qualifying Deposit in the Savings
       -----------------------
Bank on the Eligibility Record Date.

    O. FDIC:  Federal Deposit Insurance Corporation.
       ----

    P. FDIC Insurance Application:  The application submitted to the FDIC to
       --------------------------
obtain insurance for the deposit accounts of the De Novo Bank.

    Q. Federal Reserve Board:  The Board of Governors of the Federal Reserve
       ---------------------
System.

    R. Form AC Application: The application submitted to the OTS for approval of
       -------------------
the Stock Conversion.

    S. H-(e)1 Application:  The application submitted to the OTS on OTS Form
       ------------------
H-(e)1 or if applicable, Form H-(e)1-S, for approval of the Holding Company's acquisition of all of the Capital Stock.

    T. Holding Company:  A corporation to be formed by the Savings Bank under
       ---------------
state law for the purpose of becoming a holding company through the issuance and sale of its stock under the Plan, and concurrent acquisition of 100% of the common stock of the Converted Savings Bank to be issued pursuant to the Plan and 100% of the common stock of the De Novo Bank.

    U. Holding Company Stock:  Any and all authorized stock of the Holding
       ---------------------
Company.

    V. Local Community:  Jackson, Perry and Randolph, Counties, Illinois, and
       ---------------
Cape Girardeau and Perry Counties, Missouri.

    W. Market Maker:  A dealer (i.e., any Person who engages directly or
       ------------
indirectly as agent, broker, or principal in the business of offering, buying, selling, or otherwise dealing or trading in securities issued by another Person) who, with respect to a particular security, (i) regularly publishes bona fide, competitive bid and offer quotations in a recognized inter-dealer quotation system or furnishes bona fide competitive bid and offer quotations on request and (ii) is ready, willing and able to effect transactions in reasonable quantities at his quoted prices with other brokers or dealers.

  X.   Members:  All Persons or entities who qualify as members of the Savings
       -------
Bank pursuant to its Charter and Bylaws prior to the Stock Conversion.

  Y. OCC:  The Office of the Comptroller of the Currency.
     ---

  Z. OCC Conversion Application:  The application submitted to the OCC for the
     --------------------------
approval of the Bank Conversion.

  AA.  OCC De Novo Application:  The application submitted to the OCC to charter
       -----------------------
the De Novo Bank.

  BB.  OCC Purchase and Assumption Application:  The application submitted to
       ---------------------------------------
the OCC for the approval of the Purchase and Assumption Transaction.

  CC.   Officer:  An executive officer of the Savings Bank, which includes the
        -------
Chairman of the Board, President, Executive Vice President, Senior Vice Presidents, Vice Presidents in charge of principal business functions, the Secretary and the Treasurer as well as any other person performing similar functions.

  DD.  Order Forms:  Forms, including a certification form specified in 12
       -----------
C.F.R. 563.76(c), to be used for the purchase of Conversion Stock sent to Eligible Account Holders and other parties eligible to purchase Conversion Stock in the Subscription Offering pursuant to the Plan.

  EE.  Other Member:  Holder of a Savings Account (other than Eligible Account
       ------------
Holders and Supplemental Eligible Account Holders) as of the Record Date and borrowers from the Savings Bank as provided in the Savings Bank's Federal Mutual Charter who continue to be borrowers from the Savings Bank as of the Record Date.

  FF.   OTS:  Office of Thrift Supervision of the United States Department of
        ---
the Treasury.

  GG.  OTS Bank Conversion Application:  The application submitted to the OTS
       -------------------------------
for approval of the Bank Conversion, including the Purchase and Assumption Transaction.

  HH.  Person: An individual, corporation, partnership, association, joint stock
       ------
company, trust, unincorporated organization or a government or any political subdivision thereof.

  II.  Plan:  This Plan of Conversion, which provides for the conversion of the
       ----
Savings Bank from a federally chartered mutual savings bank to a federally chartered capital stock savings bank (i.e., the Converted Savings Bank), the concurrent formation of a holding company for the Converted Savings Bank, and the subsequent conversion of the Converted Savings Bank from a federally chartered capital stock savings bank to a national bank (i.e., the Converted
Bank) and the purchase of the assets and assumption of the liabilities of the Perryville, Missouri branch office of the Converted Savings Bank by a de novo national bank subsidiary of the Holding Company (i.e., the De Novo Bank).

  JJ.  Purchase and Assumption Transaction:  The purchase of the assets and
       -----------------------------------
assumption of the liabilities of the Perryville, Missouri branch office of the Converted Savings Bank by the De Novo Bank.

  KK.  Qualifying Deposit: The deposit balance in any Savings Account as of the
       ------------------
Eligibility Record Date or the Supplemental Eligibility Record Date, as applicable; provided, however, that no Savings Account with a deposit balance of less than $50 shall constitute a Qualifying Deposit.

  LL.  Record Date: Date which determines which Members are entitled to vote at
       -----------
the Special Meeting.

  MM.  Registration Statement: The registration statement on Form S-1 or other
       ----------------------
applicable forms filed by the Holding Company with the SEC for the purpose of registering the Conversion Stock under the Securities Act of 1933, as amended.

  NN.  Savings Account(s):  Withdrawable deposit(s) in the Savings Bank,
       ------------------
Converted Savings Bank or Converted Bank, as applicable, including certificates of deposit.

  OO.  Savings Bank:  Chester Savings Bank, FSB, in its present form as a
       ------------
federally chartered mutual savings bank.

  PP.  SEC:  Securities and Exchange Commission.
       ---

  QQ.  Special Meeting:  The special meeting of Members called for the purpose
       ---------------
of considering the Plan for approval.

  RR.  Stock Conversion:  The conversion of the Savings Bank from a federally
       ----------------
chartered mutual savings bank to a federally chartered capital stock savings bank through amendment of the Savings Bank's federal Charter and Bylaws, the issuance and sale to the Holding Company of all the Capital Stock issued by the Converted Savings Bank in connection therewith, and the issuance by the Holding Company of the Conversion Stock, all in accordance with the Plan.

  SS.  Subscription Offering:  The offering of Conversion Stock to Eligible
       ---------------------
Account Holders, Tax-Qualified Employee Stock Benefit Plans, Supplemental Eligible Account Holders and Other Members under the Plan.

  TT.  Subscription Rights:  Nontransferable, nonnegotiable, personal rights of
       -------------------
Eligible Account Holders, Tax-Qualified Employee Stock Benefit Plans, Supplemental Eligible Account Holders and Other Members to purchase Conversion Stock.

  UU.  Supplemental Eligibility Record Date:  The last day of the calendar
       ------------------------------------
quarter preceding the approval of the Plan by the OTS.

  VV.  Supplemental Eligible Account Holder:  Holder of a Qualifying Deposit in
       ------------------------------------
the Savings Bank (other than an Officer or director or their Associates) on the Supplemental Eligibility Record Date.

  WW.  Tax Qualified Employee Stock Benefit Plan: Any defined benefit plan or
       -----------------------------------------
defined contribution plan of the Savings Bank or Holding Company, such as an employee stock ownership plan, bonus plan, profit-sharing plan or other plan, which, with its related trust meets the requirements to be "qualified" under section 401 of the Internal Revenue Code. A "non-tax-qualified employee stock benefit plan" is any defined benefit plan or defined contribution plan that is not so qualified.

  XX.  Underwriters:  Investment banking firms purchasing Conversion Stock from
       ------------
the Holding Company for resale to the public.

  YY.  Underwritten Public Offering:  The offering for sale to the public by the
       ----------------------------
Underwriters on a firm commitment basis of the Conversion Stock remaining unsubscribed following the Subscription and Direct Community Offering.

  ZZ.  Y-3 Application:  The application submitted to the Federal Reserve Board
       ---------------
on Federal Reserve Board Form FR Y-3 for approval for the Holding Company to maintain control of the Converted Bank and acquire control of the De Novo Bank.

III. Steps Prior to Submission of the Plan to the Members for Approval
     -----------------------------------------------------------------

     Prior to submission of the Plan to the Members for approval, the Savings Bank must receive approval from the OTS of the Form AC Application. Prior to such regulatory approval:

     A. The Board of Directors shall adopt the Plan by a vote of not less than two-thirds of its entire membership.

     B. The Savings Bank shall notify the Members of the adoption of the Plan by publishing a statement in a newspaper having a general circulation in each community in which the Savings Bank maintains an office.

     C. A press release relating to the proposed Conversion may be submitted to the local media.

     D. Copies of the Plan as adopted by the Board of Directors shall be made available for inspection at each office of the Savings Bank.

     E. The Savings Bank shall cause the Holding Company to be incorporated under state law and the Board of Directors of the Holding Company shall concur in the Plan by at least a two-thirds vote.

     F. Promptly following the adoption of this Plan, the Savings Bank shall file the OCC Conversion Application, the OCC Purchase and Assumption Application, the FDIC Insurance Application and the OTS Bank Conversion Application, and the Holding Company shall file a draft Y-3 Application.

     G. As soon as practicable following the adoption of this Plan, the Savings Bank shall file the Form AC Application, and the Holding Company shall file the Registration Statement, the H-(e)1 Application and the final Y-3 Application. Upon filing of the Form AC Application, the Savings Bank shall publish notice of the filing of the Form AC Application in a newspaper having a general circulation in each community in which the Savings Bank maintains an office and/or by mailing a letter to each of its Members, and shall publish such other notices of the Conversion as may be required in connection with the H-(e)1 Application, the Y-3 Application, the OCC Purchase and Assumption Application, the OCC De Novo Application, the OCC Conversion Application and the FDIC Insurance Application by the regulations and policies of the OTS, the Federal Reserve Board, the OCC and the FDIC, respectively.

     H. The Board of Directors of the Savings Bank may, at any time, elect not to proceed with the Bank Conversion or elect to defer the Bank Conversion, in which event the OCC Conversion Application, the OCC Purchase and Assumption Application, the OCC De Novo Application, the FDIC Insurance Application, the OTS Bank Conversion Application and the Y-3 Application shall be withdrawn. In the event the Bank Conversion is not pursued or is deferred, any references in this Plan to the Conversion shall be deemed to constitute references to the Stock Conversion and references to the Converted Bank shall be deemed to constitute references to the Converted Savings Bank.

     I. The Savings Bank shall obtain an opinion of its tax advisors or a favorable ruling from the United States Internal Revenue Service which shall state that the Conversion will not result in any gain or loss for federal income tax purposes to the Savings Bank or its Eligible Account Holders, Supplemental Eligible Account Holders and Other Members. Receipt of a favorable opinion or ruling is a condition precedent to completion of the Conversion.

IV.  Meeting of Members
     ------------------

     Subsequent to the approval of the Plan by the OTS, the Special Meeting shall be scheduled in accordance with the Savings Bank's Bylaws. Promptly after receipt of approval and at least 20 days but not more than 45 days prior to the Special Meeting, the Savings Bank shall distribute proxy solicitation materials to all Members and beneficial owners of accounts held in fiduciary capacities where the beneficial owners possess voting rights, as of the Record Date. The proxy solicitation materials shall include a copy of the proxy statement to be used in connection with such solicitation (the "Proxy Statement") and other documents authorized for use by the regulatory authorities and may also include a copy of the Plan and/or a prospectus ("Prospectus") as provided in Paragraph V below. The Savings Bank shall also advise each Eligible Account Holder and Supplemental Eligible Account Holder not entitled to vote at the Special Meeting of the proposed Conversion and the scheduled Special Meeting, and provide a postage prepaid card on which to indicate whether he wishes to receive the Prospectus, if the Subscription Offering is not held concurrently with the proxy solicitation.

     Pursuant to OTS regulations, an affirmative vote of not less than a majority of the total outstanding votes of the Members is required for approval of the Plan. Voting may be in person or by proxy. The OTS shall be notified promptly of the actions of the Members.

     By voting in favor of the adoption of the Plan and the Conversion, the Members will be voting in favor of (i) the Stock Conversion and the adoption by the Savings Bank of the Federal Stock Charter and Bylaws and (ii) the subsequent Bank Conversion and the adoption by the Converted Savings Bank of the Converted Bank articles of incorporation and bylaws.

V.   Summary Proxy Statement
     -----------------------

     The Proxy Statement furnished to Members may be in summary form, provided that a statement is made in bold-face type that a more detailed description of the proposed transaction may be obtained by returning an enclosed postage prepaid card or other written communication requesting supplemental information. Without prior approval of the OTS, the Special Meeting shall not be held less than 20 days after the last day on which the supplemental information statement is mailed to requesting Members. The supplemental information statement may be combined with the Prospectus if the Subscription Offering is commenced concurrently with or during the proxy solicitation of Members for the Special Meeting.

VI.  Offering Documents
     ------------------

     The Holding Company may commence the Subscription Offering and, provided that the Subscription Offering has commenced, may commence the Direct Community Offering concurrently with or during the proxy solicitation of Members. The Holding Company may close the Subscription Offering before the Special Meeting, provided that the offer and sale of the Conversion Stock shall be conditioned upon approval of the Plan by the Members at the Special Meeting. The Savings Bank's proxy solicitation materials may require Eligible Account Holders, Supplemental Eligible Account Holders (if applicable) and Other Members to return to the Savings Bank by a reasonable certain date a postage prepaid card or other written communication requesting receipt of a Prospectus with respect to the Subscription Offering, provided that if the Prospectus is not mailed concurrently with the proxy solicitation materials, the Subscription Offering shall not be closed until the expiration of 30 days after the mailing of the proxy solicitation materials. If the Subscription Offering is not commenced within 45 days after the Special Meeting, the Savings Bank may transmit, not more than 30 days prior to the commencement of the Subscription Offering, to each Eligible Account Holder, Supplemental Eligible Account Holder and other eligible subscribers who had been furnished with proxy solicitation materials a notice which shall state that the Savings Bank is not required to furnish a Prospectus to them unless they return by a reasonable date certain a postage prepaid card or other written communication requesting the receipt of the Prospectus.

     Prior to commencement of the Subscription Offering, the Direct Community Offering and, if necessary, the Underwritten Public Offering, the Holding Company shall file the Registration Statement and any post-effective amendments thereto, if necessary. The Holding Company shall not distribute the final Prospectus for the Subscription and Direct Community Offering or the Underwritten Public Offering until the Registration Statement containing same has been declared effective by the SEC and the Prospectus has been declared effective by the OTS.

VII. Combined Subscription and Direct Community Offering
     ---------------------------------------------------

     Instead of a separate Subscription Offering, all Subscription Rights may be exercised by delivery of properly completed and executed Order Forms to the Savings Bank or selling group utilized in connection with the Direct Community Offering. If a separate Subscription Offering is not held, orders for Conversion Stock in the Direct Community Offering shall first be filled pursuant to the priorities and limitations stated in Paragraph IX.C., below.

VIII.  Consummation of the Conversion
       ------------------------------

       A.   Consummation of the Stock Conversion
            ------------------------------------

       After receipt of all orders for Conversion Stock, and concurrently with the execution thereof, the amendment of the Savings Bank's federal mutual Charter and Bylaws to authorize the issuance of shares of Capital Stock and to conform to the requirements of a federal capital stock savings and loan association will be declared effective by the OTS, the amended Charter and Bylaws approved by the Members will become effective, and the Savings Bank will thereby be and become the Converted Savings Bank. At such time, the Conversion Stock will be issued and sold by the Holding Company, the Capital Stock to be issued in the Conversion will be issued and sold to the Holding Company, and the Converted Savings Bank will become a wholly owned subsidiary of the Holding Company. The Converted Savings Bank will issue to the Holding Company 1,000 shares of its common stock, representing all of the shares of Capital Stock to be issued by the Converted Savings Bank in the Conversion, and the Holding Company will make payment to the Converted Savings Bank of that portion of the aggregate net proceeds realized by the Holding Company from the sale of the Conversion Stock under the Plan as may be authorized or required by the OTS.

       B.   Consummation of the Bank Conversion
            -----------------------------------

       The Bank Conversion shall be deemed to occur and shall be effective upon completion of all actions necessary or appropriate under applicable statutes and regulations and the policies of the OCC and the OTS to complete the conversion of the Converted Savings Bank to a national bank, the chartering of the De Novo Bank and the Purchase and Assumption Transaction, including without limitation the approval of the Bank Conversion by the Holding Company as the sole stockholder of the Converted Savings Bank and the De Novo Bank, and the Converted Savings Bank will thereby be and become the Converted Bank. Subject to Paragraph III. H. above, the Bank Conversion shall be consummated as soon as practicable following the consummation of the Stock Conversion.

IX.    Stock Offering
       --------------

       A.   Number of Shares
            ----------------

       The number of shares of Conversion Stock to be offered pursuant to the Plan shall be determined initially by the Board of Directors of the Savings Bank and the Board of Directors of the Holding Company in conjunction with the determination of the Purchase Price (as that term is defined in Paragraph IX.B. below). The number of shares to be offered may be subsequently adjusted by the Board of Directors prior to completion of the offering.

       B.   Independent Evaluation and Purchase Price of Shares
       --   ---------------------------------------------------

       All shares of Conversion Stock sold in the Conversion, including shares sold in any Direct Community Offering, including shares sold in any Subscription Offering, Direct Community Offering and Underwritten Public Offering, shall be sold at a uniform price per share, referred to herein as the "Purchase Price." The Purchase Price shall be determined by the Board of Directors of the Savings Bank and the Board of Directors of the Holding Company immediately prior to the simultaneous completion of all such sales contemplated by this Plan on the basis of the estimated pro forma market value of the Converted Bank at such time. The estimated pro forma market value of the Converted Bank shall be determined for such purpose by an independent appraiser on the basis of such appropriate factors not inconsistent with the regulations of the OTS. Immediately prior to the Subscription Offering, a aggregate subscription price range shall be established which shall vary from 15% above to 15% below the average of the minimum and maximum of the estimated price range. The maximum subscription price (i.e., the per share amount to be remitted when subscribing for shares of Conversion Stock) shall then be determined within the aggregate subscription price range by the Board of Directors of the Savings Bank. The subscription price range and the number of shares to be offered may be revised after the completion of the Subscription Offering with OTS approval without a resolicitation of proxies or Order Forms or both.

     C.   Method of Offering Shares
          -------------------------

     Subscription Rights shall be issued at no cost to Eligible Account Holders, Tax-Qualified Employee Stock Benefit Plans, Supplemental Eligible Account Holders and Other Members pursuant to priorities established by this Plan and the regulations of the OTS. In order to effect the Conversion, all shares of Conversion Stock proposed to be issued in connection with the Conversion must be sold and, to the extent that shares are available, no subscriber shall be allowed to purchase less than 25 shares; provided, however, that if the purchase price is greater than $20 per share, the minimum number of shares which must be subscribed for shall be adjusted so that the aggregate actual purchase price required to be paid for such minimum number of shares does not exceed $500. The priorities established for the purchase of shares are as follows:

     1.  Category 1:  Eligible Account Holders
         -------------------------------------

          a. Each Eligible Account Holder shall receive, without payment, Subscription Rights entitling such Eligible Account Holder to purchase that number of shares of Conversion Stock which is equal to the greater of the maximum purchase limitation established for the Direct Community Offering, one-tenth of one percent of the total offering or 15 times the product (rounded down to the next whole number) obtained by multiplying the total number of shares of Conversion Stock to be issued by a fraction of which the numerator is the amount of the Qualifying Deposit of the Eligible Account Holder and the denominator is the total amount of Qualifying Deposits of all Eligible Account Holders. If the allocation made in this paragraph results in an oversubscription, shares of Conversion Stock shall be allocated among subscribing Eligible Account Holders so as to permit each such account holder, to the extent possible, to purchase a number of shares of Conversion Stock sufficient to make his total allocation equal to 100 shares of Conversion Stock or the total amount of his subscription, whichever is less. Any shares of Conversion Stock not so allocated shall be allocated among the subscribing Eligible Account Holders on an equitable basis, related to the amounts of their respective Qualifying Deposits as compared to the total Qualifying Deposits of all Eligible Account Holders.

          b. Subscription Rights received by Officers and directors of the Savings Bank and their Associates, as Eligible Account Holders, based on their increased deposits in the Savings Bank in the one-year period preceding the Eligibility Record Date shall be subordinated to all other subscriptions involving the exercise of Subscription Rights pursuant to this Category.

     2.   Category 2: Tax-Qualified Employee Stock Benefit Plans
          ------------------------------------------------------

          a. Tax-Qualified Employee Stock Benefit Plans of the Savings Bank shall receive, without payment, non-transferable Subscription Rights to purchase in the aggregate up to 8% of the Conversion Stock, including shares of Conversion Stock to be issued in the Conversion as result of an increase in the estimated price range after commencement of the Subscription Offering and prior to the completion of the Conversion. Tax-Qualified Employee Stock Benefit Plans may use funds contributed or borrowed by the Holding Company or the Savings Bank and/or borrowed from an independent financial institution to exercise such Subscription Rights, and the Holding Company and the Savings Bank may make scheduled discretionary contributions thereto, provided that such contributions do not cause the Holding Company or the Savings Bank to fail to meet any applicable capital requirements.

              b. Subscription Rights received pursuant to this category shall be subordinated to Subscription Rights granted to Eligible Account Holders; provided, however, that in the event the number of shares offered in the Conversion is increased to an amount greater than the maximum of the estimated price range as set forth in the Prospectus ("Maximum Shares"), the Tax-Qualified Employee Stock Benefit Plans shall have a priority right to purchase any such shares exceeding the Maximum Shares up to an aggregate of 8% of the Conversion Stock.

     3. Category 3: Supplemental Eligible Account Holders
        -------------------------------------------------

              a. In the event that the Eligibility Record Date is more than 15 months prior to the date of the latest amendment to the Form AC Application filed prior to OTS approval, then, and only in that event, each Supplemental Eligible Account Holder shall receive, without payment, Subscription Rights entitling such Supplemental Eligible Account Holder to purchase that number of shares of Conversion Stock which is equal to the greater of the maximum purchase limitation established for the Direct Community Offering, one-tenth of one percent of the total offering or 15 times the product (rounded down to the next whole number) obtained by multiplying the total number of shares of Conversion Stock to be issued by a fraction of which the numerator is the amount of the Qualifying Deposit of the Supplemental Eligible Account Holder and the denominator is the total amount of the Qualifying Deposits of all Supplemental Eligible Account Holders.

              b. Subscription Rights received pursuant to this category shall be subordinated to Subscription Rights granted to Eligible Account Holders and Tax-Qualified Employee Stock Benefit Plans.

              c. Any Subscription Rights to purchase shares of Conversion Stock received by an Eligible Account Holder in accordance with Category Number 1 shall reduce to the extent thereof the Subscription Rights to be distributed pursuant to this Category.

              d. In the event of an oversubscription for shares of Conversion Stock pursuant to this Category, shares of Conversion Stock shall be allocated among the subscribing Supplemental Eligible Account Holders as follows:

                    (1) Shares of Conversion Stock shall be allocated so as to permit each such Supplemental Eligible Account Holder, to the extent possible, to purchase a number of shares of Conversion Stock sufficient to make his total allocation (including the number of shares of Conversion Stock, if any, allocated in accordance with Category Number 1) equal to 100 shares of Conversion Stock or the total amount of his subscription, whichever is less.

                    (2) Any shares of Conversion Stock not allocated in accordance with subparagraph (1) above shall be allocated among the subscribing Supplemental Eligible Account Holders on an equitable basis, related to the amounts of their respective Qualifying Deposits as compared to the total Qualifying Deposits of all Supplemental Eligible Account Holders.

     4.       Category 4:  Other Members
              --------------------------

              a. Other Members shall receive Subscription Rights to purchase shares of Conversion Stock, after satisfying the subscriptions of Eligible Account Holders, Tax-Qualified Employee Stock Benefit Plans and Supplemental Eligible Account Holders pursuant to Category Nos. 1, 2 and 3 above, subject to the following conditions:

              b. Each such Other Member shall be entitled to subscribe for the greater of the maximum purchase limitation established for the Direct Community Offering, or one-tenth of one percent of the total offering.

             c. In the event of an oversubscription for shares of Conversion Stock pursuant to Category No. 4, the shares of Conversion Stock available shall be allocated among the subscribing Other Members pro rata on the basis of the amounts of their respective subscriptions.

     D.      Direct Community Offering
             -------------------------

     1. Any shares of Conversion Stock not purchased through the exercise of Subscription Rights set forth in Category Nos. 1 through 4 above may be sold by the Holding Company to Persons under such terms and conditions as may be established by the Savings Bank's Board of Directors with the concurrence of the OTS. The Direct Community Offering may commence concurrently with or as soon as possible after the completion of the Subscription Offering and must be completed within 45 days after completion of the Subscription Offering, unless extended with the approval of the OTS. Subject to such terms, conditions and procedures as may be determined by the Savings Bank and the Holding Company, shares of Conversion Stock not subscribed for in the Subscription Offering may be sold by a syndicate of broker-dealers to the general public in the Direct Community Offering. No Person may purchase shares of Conversion Stock with an aggregate purchase price that exceeds $400,000 pursuant to this Category. The right to purchase shares of Conversion Stock under this Category is subject to the right of the Savings Bank or the Holding Company to accept or reject such subscriptions in whole or in part. In the event of an oversubscription for shares in this Category, the shares available shall be allocated among prospective purchasers in an amount equal to the lesser of 100 shares or the number of shares subscribed for by each such prospective purchaser, if possible. Thereafter, unallocated shares shall be allocated among the prospective purchasers whose orders remain unsatisfied after the procedure described in the immediately preceding sentence until such orders have been filled or the remaining shares have been allocated. The offering price for which such shares are sold to the general public in the Direct Community Offering shall be the Purchase Price.

     2. Orders received in the Direct Community Offering first shall be filled up to a maximum of 2% of the Conversion Stock and thereafter remaining shares shall be allocated on an equal number of shares basis per order until all orders have been filled.

     3. The Conversion Stock offered in the Direct Community Offering shall be offered and sold in a manner that will achieve the widest distribution thereof. Preference shall be given in the Direct Community Offering to natural Persons and trusts of natural Persons residing in the Local Community.

     E.      Underwritten Public Offering
             ----------------------------

     1. Any shares of Conversion Stock not purchased Subscription or Direct Community Offering may be offered for sale to the Underwriters for resale to the general public in an Underwritten Public Offering, under such terms and conditions as may be established by the Holding Company's and the Savings Bank's Boards of Directors with the concurrence of the OTS. The Underwritten Public Offering may commence concurrently with or as soon as practicable after the completion of the Subscription and Direct Community Offering and must be completed within 45 days after completion of the Subscription Offering, unless extended by the Savings Bank with the approval of the OTS. Such shares shall be sold to the Underwriters for the Purchase Price less the underwriting discount, which shall be an amount negotiated with the Underwriters and approved by the OTS. The price at which such shares are sold to the general public in the Underwritten Public Offering will be the same price paid for such shares in the Subscription Offering and Direct Community Offering.

     2. Orders received in the Underwritten Public Offering first shall be filled up to a maximum of 2% of the Conversion Stock and thereafter remaining shares shall be allocated on an equal number of shares basis per order until all orders have been filled.

     3. The Conversion Stock offered in the Underwritten Public Offering shall be offered and sold in a manner that will achieve the widest distribution thereof.

     4. In the event the Underwriters do not enter into an underwriting agreement in a form satisfactory to the Holding Company, the Savings Bank and the OTS, or if for any reason an Underwritten Public Offering of shares of Conversion Stock not sold in the Subscription Offering and the Direct Community Offering cannot be effected, or in the event that any insignificant residue of shares of Conversion Stock is not sold in the Subscription Offering, Direct Community Offering or Underwritten Public Offering, the Savings Bank and the Holding Company shall use their best efforts to obtain other purchasers for such shares in such manner and upon such conditions as may be satisfactory to the OTS.

     F.      Limitations Upon Purchases
             --------------------------

     The following additional limitations and exceptions shall be imposed upon purchases of shares of Conversion Stock:

     1. Purchases of shares of Conversion Stock in the Conversion, including purchases in the Direct Community Offering or any Underwritten Public Offering by any Person shall not exceed $400,000 and purchases by any Person, and Associates thereof, or a group of Persons Acting in Concert, shall not exceed 9.99% of the shares of Conversion Stock issued in the Conversion, except that Tax-Qualified Employee Stock Benefit Plans may purchase up to 8% of the total Conversion Stock issued in the Conversion and shares to be held by the Tax-Qualified Employee Stock Benefit Plans and attributable to a Person shall not be aggregated with other shares purchased directly by or otherwise attributable to such Person. The percentage amount by which any order for Common Stock exceeds 5% of the total offering of Common Stock shall be aggregated with the percentage amounts by which all other orders for the Common Stock exceed 5% of the total offering of Common Stock. The aggregate amount shall not exceed 10% of the total offering of Common Stock, except that this limitation shall not apply to any Tax Qualified Employee Stock Benefit Plan.

     2. Officers and directors and Associates thereof may not purchase in the aggregate more than 33% of the shares issued in the Conversion.

     3. The Savings Bank's and Holding Company's Boards of Directors will not be deemed to be Associates or a group of Persons Acting in Concert with other directors or trustees solely as a result of membership on the Board of Directors.

     4. No Person, together with Associates of or Persons Acting in Concert with such Person, may purchase in the aggregate more than 9.99% of the shares of Conversion Stock issued in the Conversion, including purchases in the Direct Community Offering and any Underwritten Public Offering, except that Tax-Qualified Employee Stock Benefit Plans may purchase up to 8% of the total Conversion Stock issued and shares held or to be held by the Tax-Qualified Employee Stock Benefit Plans and attributable to a Person shall not be aggregated with other shares purchased directly by or otherwise attributable to such Person. The percentage amount by which any order for Common Stock exceeds 5% of the total offering of Common Stock shall be aggregated with the percentage amounts by which all other orders for the Common Stock exceed 5% of the total offering of Common Stock. The aggregate amount shall not exceed 10% of the total offering of Common Stock, except that this limitation shall not apply to any Tax Qualified Employee Stock Benefit Plan.

     5. The Savings Bank's and the Holding Company's Boards of Directors, with the approval of the OTS and without further approval of Members, may, as a result of market conditions and other factors, increase or decrease the purchase limitation in paragraphs 1 and 4 above or the number of shares of Conversion Stock to be sold in the Conversion. If the Savings Bank or the Holding Company, as the case may be, increases the maximum purchase limitations or the number of shares of Conversion Stock to be sold in the Conversion, the Savings Bank or the Holding Company, as the case may be, is only required to resolicit Persons who subscribed for the maximum purchase amount and may, in the sole discretion of the Savings Bank or the Holding Company, as the case may be, resolicit certain other large subscribers. If the Savings Bank or the Holding Company, as the case may be, decreases the maximum purchase limitations or the number of shares of Conversion Stock to be sold in the Conversion, the orders of any Person who subscribed for the maximum purchase amount shall be decreased by the minimum amount necessary so that such Person shall be in compliance with the then maximum number of shares permitted to be subscribed for by such Person.

     Each Person purchasing Conversion Stock in the Conversion shall be deemed to confirm that such purchase does not conflict with the purchase limitations under the Plan or otherwise imposed by law, rule or regulation. In the event that such purchase limitations are violated by any Person (including any Associate or group of Persons affiliated or otherwise Acting in Concert with such Person), the Holding Company shall have the right, in its sole discretion, either to reject the order or to purchase from such Person at the actual Purchase Price per share all shares acquired by such Person in excess of such purchase limitations or, if such excess shares have been sold by such Person, to receive from such Person the difference between the actual Purchase Price per share paid for such excess shares and the price at which such excess shares were sold by such Persons. This right of the Holding Company to purchase such excess shares shall be assignable by the Holding Company.

     G.      Restrictions On and Other Characteristics of the Conversion Stock
             -----------------------------------------------------------------

     1.      Transferability.  Conversion Stock purchased by Officers and
             ---------------
directors of the Savings Bank and officers and directors of the Holding Company shall not be sold or otherwise disposed of for value for a period of one year from the date of Conversion, except for any disposition (i) following the death of the original purchaser or (ii) resulting from an exchange of securities in a merger or acquisition approved by the regulatory authorities having jurisdiction.

     The Conversion Stock issued by the Holding Company to such Officers and directors shall bear a legend giving appropriate notice of the one-year holding period restriction. Said legend shall state as follows:

             "The shares evidenced by this certificate are restricted as to transfer for a period of one year from the date of this certificate pursuant to Part 563b of the Rules and Regulations of the Office of Thrift Supervision. These shares may not be transferred prior thereto without a legal opinion of counsel that said transfer is permissible under the provisions of applicable laws and regulations."

In addition, the Holding Company shall give appropriate instructions to the transfer agent of the Holding Company's Stock with respect to the foregoing restrictions. Any shares of Holding Company Stock subsequently issued as a stock dividend, stock split or otherwise, with respect to any such restricted stock, shall be subject to the same holding period restrictions for such Persons as may be then applicable to such restricted stock.

     2.      Subsequent Purchases by Officers and Directors.  Without prior
             ----------------------------------------------
approval of the OTS, if applicable, Officers and directors of the Savings Bank and officers and directors of the Holding Company, and their Associates, shall be prohibited for a period of three years following completion of the Conversion from purchasing outstanding shares of Holding Company Stock, except from a broker or dealer registered with the SEC. Notwithstanding this restriction, purchases involving more than 1% of the total outstanding shares of Holding Company Stock and purchases made and shares held by a Tax-Qualified or non-Tax-Qualified Employee Stock Benefit Plan which may be attributable to such directors and officers may be made in negotiated transactions without OTS permission or the use of a broker or dealer.

     3.      Repurchase and Dividend Rights.  Pursuant to OTS regulations, the
             ------------------------------
Holding Company may not, for a period of three years from the date of Conversion, repurchase Holding Company Stock from any Person, with the exception of (i) a repurchase on a pro rata basis pursuant to an offer approved by the OTS and made to all stockholders, (ii) the repurchase of qualifying shares of a director or (iii) a purchase in the open market by a Tax-Qualified Employee Stock Benefit Plan or a non-Tax-Qualified Employee Stock Benefit Plan of the Converted Bank or the Holding Company in an amount reasonable and appropriate to fund the plan. Repurchases during the first year following the consummation of the Conversion are generally prohibited unless "exceptional circumstances" are deemed to exist by the OTS. However, upon 10 days' written notification to the District Director and to the Chief Counsel, Corporate and Securities Division of the OTS, if the District Director does not object, the Holding Company may make open market repurchases of outstanding Holding Company Stock during the second and third years following the consummation of the Conversion, provided that
(i) no more than 5% of the outstanding Holding Company Stock is to be purchased during any twelve-month period, (ii) the Converted Savings Bank's ratio of regulatory capital to total liabilities would not be reduced below 6%, and
(iii) the repurchases would not adversely affect the financial condition of the Converted Savings Bank. These restrictions and limitations upon repurchases shall not apply following consummation of the Bank Conversion as set forth in Paragraph VIII.B. herein unless the OTS approval of the Bank Conversion otherwise requires.

     OTS regulations also provide that the Converted Savings Bank may not declare or pay a cash dividend on or repurchase any of its Capital Stock if the result thereof would be to reduce the regulatory capital of the Converted Savings Bank below the amount required for the Liquidation Account. Further, any dividend declared or paid on, or repurchase of, the Capital Stock shall be in compliance with the rules and regulations of the OTS, or other applicable regulations.

     The above limitations shall not preclude payment of dividends on, or repurchases of, Capital Stock in the event applicable federal regulatory limitations are liberalized subsequent to the Conversion. Further, such restrictions and limitations upon repurchases of Capital Stock and upon the declaration and payment of cash dividends thereon shall not apply following consummation of the Bank Conversion as set forth in Paragraph VIII.B. herein unless the OTS approval of the Bank Conversion otherwise requires.

     4.      Voting Rights.  After the Stock Conversion, holders of Savings
             -------------
Accounts in and obligors on loans of the Savings Bank will not have voting rights in the Converted Savings Bank. After the Bank Conversion, holders of Savings Accounts in and obligors on loans of the Converted Bank will not have voting rights in the Converted Bank. Exclusive voting rights with respect to the Holding Company shall be vested in the holders of Conversion Stock; holders of Savings Accounts in and obligors on loans of the Converted Savings Bank and the Converted Bank will not have any voting rights in the Holding Company except and to the extent that such Persons become stockholders of the Holding Company, and the Holding Company will have exclusive voting rights with respect to the Converted Bank's Capital Stock.

     H.      Mailing of Offering Materials and Collation of Subscriptions
             ------------------------------------------------------------

     The sale of all shares of Conversion Stock offered pursuant to the Plan must be completed within 24 months after approval of the Plan at the Special Meeting. After approval of the Plan by the OTS and the declaration of the effectiveness of the Prospectus, the Holding Company shall distribute Prospectuses and Order Forms for the purchase of shares of Conversion Stock in accordance with the terms of the Plan.

     The recipient of an Order Form shall be provided not less than 20 days nor more than 45 days from the date of mailing, unless extended, properly to complete, execute and return the Order Form to the Holding Company or the Savings Bank. Self-addressed, postage prepaid, return envelopes shall accompany all Order Forms when they are mailed. Failure of any eligible subscriber to return a properly completed and executed Order Form within the prescribed time limits shall be deemed a waiver and a release by such eligible subscriber of any rights to purchase shares of Conversion Stock under the Plan.

     The sale of all shares of Conversion Stock proposed to be issued in connection with the Conversion must be completed within 45 days after the last day of the Subscription Offering, unless extended by the Holding Company with the approval of the OTS.

     I.      Method of Payment
             -----------------

     Payment for all shares of Conversion Stock may be made in cash, by check or by money order, or if a subscriber has a Savings Account in the Savings Bank such subscriber may authorize the Savings Bank to charge the subscriber's Savings Account. The Holding Company shall pay interest at not less than the passbook rate on all amounts paid in cash or by check or money order to purchase shares of Conversion Stock in the Subscription Offering from the date payment is received until the Conversion is completed or terminated. The Savings Bank is not permitted knowingly to loan funds or otherwise extend any credit to any Person for the purpose of purchasing Conversion Stock.

     If a subscriber authorizes the Savings Bank to charge the subscriber's Savings Account, the funds shall remain in the subscriber's Savings Account and shall continue to earn interest, but may not be used by such subscriber until the Conversion is completed or terminated, whichever is earlier. The withdrawal shall be given effect only concurrently with the sale of all shares of Conversion Stock proposed to be sold in the Conversion and only to the extent necessary to satisfy the subscription at a price equal to the Purchase Price. The Savings Bank shall allow subscribers to purchase shares of Conversion Stock by withdrawing funds from certificate accounts held with the Savings Bank without the assessment of early withdrawal penalties, subject to the approval, if necessary, of the applicable regulatory authorities. In the case of early withdrawal of only a portion of such account, the certificate evidencing such account shall be canceled if the remaining balance of the account is less than the applicable minimum balance requirement. In that event, the remaining balance shall earn interest at the passbook rate. This waiver of the early withdrawal penalty is applicable only to withdrawals made in connection with the purchase of Conversion Stock under the Plan.

     Tax-Qualified Employee Stock Benefit Plans may subscribe for shares by submitting an Order Form, along with evidence of a loan commitment from a financial institution for the purchase of shares, during the Subscription Offering and by making payment for the shares on the date of the closing of the Conversion.

     J.      Undelivered, Defective or Late Order Forms; Insufficient Payment
             ----------------------------------------------------------------

     If an Order Form (i) is not delivered and is returned to the Holding Company or the Savings Bank by the United States Postal Service (or the Holding Company or Savings Bank is unable to locate the addressee); (ii) is not returned to the Holding Company or Savings Bank, or is returned to the Holding Company or Savings Bank after expiration of the date specified thereon; (iii) is defectively completed or executed; or (iv) is not accompanied by the total required payment for the shares of Conversion Stock subscribed for (including cases in which the subscribers' Savings Accounts are insufficient to cover the authorized withdrawal for the required payment), the Subscription Rights of the Person to whom such rights have been granted shall not be honored and shall be treated as though such Person failed to return the completed Order Form within the time period specified therein. Alternatively, the Holding Company or Savings Bank may, but shall not be required to, waive any irregularity relating to any Order Form or require the submission of a corrected Order Form or the remittance of full payment for the shares of Conversion Stock subscribed for by such date as the Holding Company or Savings Bank may specify. Subscription orders, once tendered, shall not be revocable. The Holding Company's and Savings Bank's interpretation of the terms and conditions of the Plan and of the Order Forms shall be final.

     K.      Members in Non-Qualified States or in Foreign Countries
             -------------------------------------------------------

     The Holding Company shall make reasonable efforts to comply with the securities laws of all states of the United States in which Persons entitled to subscribe for shares of Conversion Stock pursuant to the Plan reside. However, no such Person shall be offered or receive any such shares under the Plan who resides in a foreign country or who resides in a state of the United States with respect to which any of the following apply: (a) a small number of Persons otherwise eligible to subscribe for shares of Conversion Stock reside in such state; (b) the granting of Subscription Rights or offer or sale of shares of Conversion Stock to such Persons would require the Holding Company to register, under the securities laws of such state, as a broker or dealer or to register or otherwise qualify its securities for sale in such state; or (c) such registration or qualification would be impractical for reasons of cost or otherwise.

X.     Federal Stock Charter and Bylaws for the Converted Savings Bank; Articles
       -------------------------------------------------------------------------
       of Incorporation and Bylaws for the Converted Bank and the De Novo Bank
       -----------------------------------------------------------------------

       As part of the Stock Conversion, an amended federal stock Charter and Bylaws will be adopted to authorize the Converted Savings Bank to operate as a federal capital stock savings bank. By approving the Plan, the Members of the Savings Bank will thereby approve the amended federal stock Charter and Bylaws. Prior to completion of the Conversion, the proposed federal stock Charter and Bylaws may be amended in accordance with the provisions and limitations for amending the Plan under Paragraph XVII below. The effective date of the adoption of the Federal Stock Charter and Bylaws shall be the date of the issuance of the Conversion Stock, which shall be the date of consummation of the Stock Conversion.

       As part of the Bank Conversion, articles of incorporation and bylaws for the Converted Bank and the De Novo Bank will be adopted to allow the Converted Bank and the De Novo Bank to operate as national banks. By approving the Plan, the Members of the Savings Bank will thereby approve such articles of incorporation and bylaws. Prior to completion of the Bank Conversion, the articles of incorporation and bylaws may be amended in accordance with the provisions and limitations for amending the Plan under Paragraph XVII below. The effective date of the articles of incorporation and bylaws of the Converted Bank and the De Novo Bank shall be the date of the consummation of the Bank Conversion.

XI.    Post Conversion Filing and Market Making
       ----------------------------------------

       In connection with the Conversion, the Holding Company shall register the Conversion Stock with the SEC pursuant to the Securities Exchange Act of 1934, as amended, and shall undertake not to deregister such Conversion Stock for a period of three years thereafter.

       The Holding Company shall use its best efforts to encourage and assist various Market Makers to establish and maintain a market for the shares of its stock. The Holding Company shall also use its best efforts to list its stock through the Nasdaq Stock Market or on a national or regional securities exchange.

XII.   Status of Savings Accounts and Loans Subsequent to Conversion
       -------------------------------------------------------------

       All Savings Accounts shall retain the same status after Conversion as these accounts had prior to Conversion. Each Savings Account holder shall retain, without payment, a withdrawable Savings Account or accounts after the Conversion, equal in amount to the withdrawable value of such holder's Savings Account or accounts prior to Conversion. All Savings Accounts will continue to be insured by the Savings Association Insurance Fund of the FDIC up to the applicable limits of insurance coverage. All loans shall retain the same status after the Conversion as they had prior to the Conversion. See Paragraph IX.F.4. with respect to the termination of voting rights of Members.

XIII.  Liquidation Account
       -------------------

       After the Conversion, holders of Savings Accounts shall not be entitled to share in any residual assets in the event of liquidation of the Savings Bank. However, the Savings Bank shall, at the time of the Conversion, establish a liquidation account in an amount equal to its total net worth as of the date of the latest statement of financial condition contained in the final Prospectus. The function of the liquidation account shall be to establish a priority on liquidation and, except as provided in Paragraph IX.F.3 above, the existence of the liquidation account shall not operate to restrict the use or application of any of the net worth accounts of the Savings Bank.

       The liquidation account shall be maintained by the Converted Savings Bank subsequent to the Conversion for the benefit of Eligible Account Holders and Supplemental Eligible Account Holders who retain their Savings Accounts in the Converted Savings Bank. Each Eligible Account Holder and Supplemental Eligible Account Holder shall, with respect to each Savings Account held, have a related inchoate interest in a portion of the liquidation account balance ("subaccount").

       The initial subaccount balance for a Savings Account held by an Eligible Account Holder and/or a Supplemental Eligible Account Holder shall be determined by multiplying the opening balance in the liquidation account by a fraction of which the numerator is the amount of such holder's Qualifying Deposit in the Savings Account and the denominator is the total amount of the Qualifying Deposits of all Eligible Account Holders and Supplemental Eligible Account Holders. Such initial subaccount balance shall not be increased, and it shall be subject to downward adjustment as provided below.

       If the deposit balance in any Savings Account of an Eligible Account Holder or Supplemental Eligible Account Holder at the close of business on any annual closing date subsequent to the Eligibility Record Date is less than the lesser of (i) the deposit balance in such Savings Account at the close of business on any other annual closing date subsequent to the Eligibility Record Date or the Supplemental Eligibility Record Date or (ii) the amount of the Qualifying Deposit in such Savings Account on the Eligibility Record Date or the Supplemental Eligibility Record Date, then the subaccount balance for such Savings Account shall be adjusted by reducing such subaccount balance in an amount proportionate to the reduction in such deposit balance. In the event of a downward adjustment, such subaccount balance shall not be subsequently increased, notwithstanding any increase in the deposit balance of the related Savings Account. If any such Savings Account is closed, the related subaccount balance shall be reduced to zero.

       In the event of a complete liquidation of the Converted Savings Bank each Eligible Account Holder and Supplemental Eligible Account Holder shall be entitled to receive a liquidation distribution from the liquidation account in the amount of the then current adjusted subaccount balance(s) for Savings Account(s) then held by such holder before any liquidation distribution may be made to stockholders. No merger, consolidation, bulk purchase of assets with assumptions of Savings Accounts and other liabilities or similar transactions with another federally-insured institution in which the Savings Bank is not the surviving institution shall be considered to be a complete liquidation. In any such transaction, the liquidation account shall be assumed by the surviving institution.

       The Bank Conversion shall not be deemed to be a complete liquidation of the Converted Savings Bank for purposes of the distribution of the Liquidation Account. Upon consummation of the Bank Conversion, the Liquidation Account, and all rights and obligations of the Converted Savings Bank in connection therewith, shall be assumed by the Converted Bank and the De Novo Bank.

XIV.   Regulatory Restrictions on Acquisition of Holding Company
       ---------------------------------------------------------

       A. OTS regulations provide that for a period of three years following completion of the Conversion, no Person (i.e., individual, a group Acting in Concert, a corporation, a partnership, an association, a joint stock company, a trust, or any unincorporated organization or similar company, a syndicate or any other group formed for the purpose of acquiring, holding or disposing of securities of an insured institution or its holding company) shall directly, or indirectly, offer to purchase or actually acquire the beneficial ownership of more than 10% of any class of equity security of the Holding Company without the prior approval of the OTS. However, approval is not required for purchases directly from the Holding Company or the underwriters or selling group acting on its behalf with a view towards public resale, or for purchases not exceeding 1% per annum of the shares outstanding. Civil penalties may be imposed by the OTS for willful violation or assistance of any violation. Where any Person, directly or indirectly, acquires beneficial ownership of more than 10% of any class of equity security of the Holding Company within such three-year period, without the prior approval of the OTS, stock of the Holding Company beneficially owned by such Person in excess of 10% shall not be counted as shares entitled to vote and shall not be voted by any Person or counted as voting shares in connection with any matter submitted to the stockholders for a vote. The provisions of this regulation shall not apply to the acquisition of securities by Tax-Qualified Employee Stock Benefit Plans provided that such plans do not have beneficial ownership of more than 25% of any class of equity security of the Holding Company.

       Upon consummation of the Bank Conversion, no Person (i.e., an individual, a group Acting in Concert, a corporation, a partnership, an association, a joint stock company, a trust or any unincorporated organization or similar company, a syndicate or any other group formed for the purpose of acquiring, holding or disposing of securities of an insured institution or its holding company) shall directly, or indirectly, offer to purchase or actually acquire the beneficial ownership of more than 10% of any class of Holding Company Stock without the prior approval of the Federal Reserve Board.

       B. The Holding Company may provide in its articles of incorporation a provision that, for a specified period of up to five years following the date of the completion of the Conversion, no Person shall directly or indirectly offer to acquire or actually acquire the beneficial ownership of more than 10% of any class of equity security of the Holding Company. Such provisions would not apply to acquisition of securities by Tax-Qualified Employee Stock Benefit Plans provided that such plans do not have beneficial ownership of more than 25% of any class of equity security of the Holding Company. The Holding Company may provide in its articles of incorporation for such other provisions affecting the acquisition of its stock as shall be determined by its Board of Directors.

XV.    Directors and Officers of the Converted Savings Bank
       ----------------------------------------------------

       The Conversion shall not result in any change in the directors or Officers. Each Person serving as a director of the Savings Bank at the time of Conversion shall continue to serve as a member of the Converted Savings Bank's Board of Directors, subject to the Converted Savings Bank's charter and bylaws. The Persons serving as Officers immediately prior to the Conversion will continue to serve at the discretion of the Board of Directors in their respective capacities as Officers of the Converted Savings Bank.

XVI.   Executive Compensation
       ----------------------

       The Converted Bank, the De Novo Bank and the Holding Company may adopt, subject to any required approvals, executive compensation or other benefit programs, including but not limited to compensation plans involving stock options, stock appreciation rights and restricted stock grants, employee recognition programs, employment agreements and the like.

XVII.  Amendment or Termination of Plan
       --------------------------------

       If necessary or desirable, the Plan may be amended by a two-thirds vote of the Savings Bank's Board of Directors, at any time prior to submission of the Plan and proxy materials to the Members. At any time after submission of the Plan and proxy materials to the Members, the Plan may be amended by a two-thirds vote of the Board of Directors only with the concurrence of the OTS. The Plan may be terminated by a two-thirds vote of the Board of Directors at any time prior to the Special Meeting, and at any time following such Special Meeting with the concurrence of the OTS. In its discretion, the Board of Directors may modify or terminate the Plan upon the order of the regulatory authorities without a resolicitation of proxies or another meeting of the Members.

       In the event that mandatory new regulations pertaining to conversions are adopted by the OTS, the Federal Reserve Board or the OCC prior to the completion of the Conversion, the Plan shall be amended to conform to the new mandatory regulations without a resolicitation of proxies or another meeting of Members. In the event that new conversion regulations adopted by the OTS prior to completion of the Conversion contain optional provisions, the Plan may be amended to utilize such optional provisions at the discretion of the Board of Directors without a resolicitation of proxies or another meeting of Members.

       By adoption of the Plan, the Members authorize the Board of Directors to amend and/or terminate the Plan under the circumstances set forth above.

XVIII. Expenses of the Conversion
       --------------------------

       The Holding Company and the Savings Bank shall use their best efforts to assure that expenses incurred in connection with the Conversion shall be reasonable.

XIX.   Contributions to Tax-Qualified Plans
       ------------------------------------

       The Holding Company and/or the Savings Bank may make discretionary contributions to the Tax-Qualified Employee Stock Benefit Plans, provided such contributions do not cause the Savings Bank the Converted Savings Bank, the Converted Bank or the De Novo Bank, as applicable, to fail to meet its regulatory capital requirements.

                                                                    EXHIBIT B


                             FEDERAL STOCK CHARTER

                           CHESTER SAVINGS BANK, FSB


       Section 1. Corporate title. The full corporate title of the bank is Chester Savings Bank, FSB ("Bank").

       Section 2. Office. The home office shall be located in the City of Chester, the County of Randolph, in the State of Illinois.

       Section 3. Duration. The duration of the Bank is perpetual.

       Section 4. Purpose and powers. The purpose of the Bank is to pursue any or all of the lawful objectives of a Federal savings and loan association chartered under section 5 of the Home Owners' Loan Act and to exercise all of the express, implied, and incidental powers conferred thereby and by all acts amendatory thereof and supplemental thereto, subject to the Constitution and laws of the United States as they are now in effect, or as they may hereafter be amended, and subject to all lawful and applicable rules, regulations, and orders of the Office of Thrift Supervision ("Office").

       Section 5. Capital stock. The total number of shares of all classes of the capital stock which the Bank has authority to issue is 10,000 of which 1,000 shares shall be common stock, of par value of $1.00 per share and of which 9,000 shares shall be serial preferred stock having no par value. The shares may be issued from time to time as authorized by the board of directors without the approval of its shareholders except as otherwise provided in this Section 5 or to the extent that such approval is required by governing law, rule, or regulation. The consideration for the issuance of the shares shall be paid in full before their issuance and shall not be less than the par value. Neither promissory notes nor future services shall constitute payment or part payment for the issuance of shares of the Bank. The consideration for the shares shall be cash, tangible or intangible property (to the extent direct investment in such property would be permitted to the Bank), labor or services actually performed for the Bank, or any combination of the foregoing. In the absence of actual fraud in the transaction, the value of such property, labor, or services, as determined by the board of directors of the Bank, shall be conclusive. Upon payment of such consideration, such shares shall be deemed to be fully paid and nonassessable. In the case of a stock dividend, that part of the surplus of the Bank which is transferred to stated capital upon the issuance of shares as a share dividend shall be deemed to be the consideration for their issuance.

       Except for shares issuable in connection with the conversion of the Bank from the mutual to stock form of capitalization, no shares of common stock (including shares issuable upon conversion, exchange or exercise of other securities) shall be issued, directly or indirectly, to officers, directors, or controlling persons of the Bank other than as part of a general public offering or as qualifying shares to a director, unless their issuance or the plan under which they would be issued has been approved by a majority of the total votes eligible to be cast at a legal meeting.

       Nothing contained in this section 5 (or in any supplementary sections hereto) shall entitle the holders of any class or series of capital stock to vote as a separate class or series or to more than one vote per share, except as to the cumulation of votes for the election of directors: Provided, that this restriction on voting separately by class or series shall not apply:

              (i) To any provision which would authorize the holders of preferred stock, voting as a class or series, to elect some members of the board of directors, less than a majority thereof, in the event of default in the payment of dividends on any class or series of preferred stock;

             (ii) To any provision which would require the holders of preferred stock, voting as a class or series, to approve the merger or consolidation of the Bank with another corporation or the sale, lease, or conveyance (other than by mortgage or pledge) of properties or business in exchange for securities of a corporation other than the Bank if the preferred stock is exchanged for securities of such other corporation: Provided, that no provision may require such approval for transactions undertaken with the assistance or pursuant to the direction of the Office, Federal Deposit Insurance Corporation or the Resolution Trust Corporation;

            (iii) To any amendment which would adversely change the specific terms of any class or series of capital stock as set forth in this Section 5 (or in any supplementary sections hereto), including any amendment which would create or enlarge any class or series ranking prior thereto in rights and preferences. An amendment which increases the number of authorized shares of any class or series of capital stock, or substitutes the surviving Bank in a merger or consolidation for the Bank, shall not be considered to be such an adverse change.

      A description of the different classes and series, if any, of the Bank's capital stock and a statement of the designations, and the relative rights, preferences, and limitations of the shares of each class of and series, if any, of capital stock are as follows:

      A. Common Stock. Except as provided in this Section 5 (or in any supplementary sections thereto) the holders of common stock shall exclusively possess all voting power. Each holder of shares of common stock shall be entitled to one vote for each share held by such holder, except as to the cumulation of votes for the election of directors.

      Whenever there shall have been paid, or declared and set aside for payment, to the holders of the outstanding shares of any class of stock having preference over the common stock as to the payment of dividends, the full amount of dividends and of sinking fund, retirement fund, or other retirement payments, if any, to which such holders are respectively entitled in preference to the common stock, then dividends may be paid on the common stock and on any class or series of stock entitled to participate therewith as to dividends out of any assets legally available for the payment of dividends.

      In the event of any liquidation, dissolution, or winding up of the Bank, the holders of the common stock (and the holders of any class or series of stock entitled to participate with the common stock in the distribution of assets) shall be entitled to receive, in cash or in kind, the assets of the Bank available for distribution remaining after: (i) payment or provision for payment of the Bank's debts and liabilities; (ii) distributions or provision for distributions in settlement of its liquidation account; and (iii) distributions or provision for distributions to holders of any class or series of stock having preference over the common stock in the liquidation, dissolution, or winding up of the Bank. Each share of common stock shall have the same relative rights as and be identical in all respects with all the other shares of common stock.

      B. Preferred Stock. The Bank may provide in supplementary sections to its charter for one or more classes of preferred stock, which shall be separately identified. The shares of any class may be divided into and issued in series, with each series separately designated so as to distinguish the shares thereof from the shares of all other series and classes. The terms of each series shall be set forth in a supplementary section to the charter. All shares of the same class shall be identical except as to the following relative rights and preferences, as to which there may be variations between different series:

      (a) The distinctive serial designation and the number of shares constituting such series;

      (b) The dividend rate or the amount of dividends to be paid on the shares of such series, whether dividends shall be cumulative and, if so, from which date(s) the payment date(s) for dividends, and the participating or other special rights, if any, with respect to dividends;

      (c) The voting powers, full or limited, if any, of shares of such series;

      (d) Whether the shares of such series shall be redeemable and, if so, the price(s) at which, and the terms and conditions on which such shares may be redeemed;

      (e) The amount(s) payable upon the shares of such series in the event of voluntary or involuntary liquidation, dissolution, or winding up of the Bank;

      (f) Whether the shares of such series shall be entitled to the benefit of a sinking or retirement fund to be applied to the purchase or redemption of such shares, and if so entitled, the amount of such fund and the manner of its application, including the price(s) at which such shares may be redeemed or purchased through the application of such fund;

      (g) Whether the shares of such series shall be convertible into, or exchangeable for, shares of any other class or classes of stock of the Bank and, if so, the conversion price(s) or the rate(s) of exchange, and the adjustments thereof, if any, at which such conversion or exchange may be made, and any other terms and conditions of such conversion or exchange;

      (h) The price or other consideration for which the shares of such series shall be issued; and

      (i) Whether the shares of such series which are redeemed or converted shall have the status of authorized but unissued shares of serial preferred stock and whether such shares may be reissued as shares of the same or any other series of serial preferred stock.

      Each share of each series of serial preferred stock shall have the same relative rights as and be identical in all respects with all the other shares of the same series.

      The board of directors shall have authority to divide, by the adoption of supplementary charter sections, any authorized class of preferred stock into series, and, within the limitations set forth in this section and the remainder of this charter, fix and determine the relative rights and preferences of the shares of any series so established.

      Prior to the issuance of any preferred shares of a series established by a supplementary charter section adopted by the board of directors, the Bank shall file with the secretary to the board a dated copy of that supplementary section of this charter establishing and designating the series and fixing and determining the relative rights and preferences thereof.

      Section 6. Preemptive rights. Holders of the capital stock of the Bank shall not be entitled to preemptive rights with respect to any shares of the Bank which may be issued.

      Section 7. Liquidation account. Pursuant to the requirements of the Office's Regulations (12 CFR Subchapter D), the Bank shall establish and maintain a liquidation account for the benefit of its savings account holders as of January 15, 1995 and March 31, 1996. In the event of a complete liquidation of the Bank, it shall comply with such regulations with respect to the amount and the priorities on liquidation of each of the Bank's eligible savers' inchoate interest in the liquidation account, to the extent it is still in existence: Provided, that an eligible savers' inchoate interest in the liquidation account shall not entitle such eligible saver to any voting rights at meetings of the Bank's stockholders.

      Section 8. Directors. The Bank shall be under the direction of a Board of Directors. The authorized number of directors, as stated in the Bank's bylaws, shall not be fewer than five nor more than fifteen except when a greater number is approved by the Director of the Office.

      Section 9. Amendment of charter. Except as provided in Section 5, no amendment, addition, alteration, change, or repeal of this charter shall be made, unless such is first proposed by the Board of Directors of the Bank, then preliminarily approved by the Office, which preliminary approval may be granted by the Office pursuant to regulations specifying preapproved charter amendments, and thereafter approved by the shareholders by a majority of the total votes eligible to be cast at a legal meeting. Any amendment, addition, alteration, change, or repeal so acted upon shall be effective upon filing with the Office in accordance with regulatory procedures or on such other date as the Office may specify in its preliminary approval.



Attest:                                    By:
         ------------------------------       -----------------------------
         Secretary                           Chief Executive Officer
         Chester Savings Bank, FSB           Chester Savings Bank, FSB


         Declared effective this     day of                  , 1996.
                                 ---        -----------------

         Office of Thrift Supervision



By:                                       By:
         ------------------------------      -----------------------------------
         Secretary                           Director
         Office of Thrift Supervision        Office of Thrift Supervision

                                  SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this Amended Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Chester, Illinois on the ___ day of August, 1996.

                              CHESTER BANCORP, INC.


                              By: /s/ Edward K. Collins
                                  ----------------------------------------------
                                  Edward K. Collins
                                  Chief Executive Officer, Secretary and
                                  Director

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Amended Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.


Signatures                                               Title                                               Date
- ----------                                               -----                                               ----

/s/ Michael W. Welge*                                    Chairman of the Board,                              August__, 1996
- -------------------------------------                    President and Director
Michael W. Welge                                         (Principal Financial Officer)




/s/ Edward K. Collins                                    Chief Executive Officer,                            August__, 1996
- --------------------------------------                   Secretary and Director
Edward K. Collins                                        (Principal Executive Officer)




/s/Howard A. Boxdorfer*                                  Director                                            August__, 1996
- -------------------------------------
Howard A. Boxdorfer




/s/Thomas E. Welch, Jr.*                                 Director                                            August__, 1996
- -------------------------------------
Thomas E. Welch, Jr.




/s/John R. Beck, M.D.*                                   Director                                            August__, 1996
- -------------------------------------
John R. Beck, M.D.


                                                                EXHIBIT C

                                    BYLAWS

                           CHESTER SAVINGS BANK, FSB


                            ARTICLE I - Home Office

       The home office of Chester Savings Bank, FSB ("Bank"), shall be located at 1112 State Street, in the City of Chester, the County of Randolph, in the State of Illinois.


                           ARTICLE II - Shareholders

       Section 1. Place of Meetings. All annual and special meetings of shareholders shall be held at the home office of the Bank or at such other place in the State of Illinois as the Board of Directors may determine.

       Section 2. Annual Meeting. A meeting of the shareholders of the Bank for the election of directors and for the transaction of any other business of the Bank shall be held annually within 120 days after the end of the Bank's fiscal year on the third Wednesday of April, if not a legal holiday, and if a legal holiday, then on the next day following which is not a legal holiday, at 10:00 a.m., Central Time, or at such other date and time within such 120-day period as the Board of Directors may determine.

       Section 3. Special Meetings. Special meetings of the shareholders for any purpose or purposes, unless otherwise prescribed by the regulations of the Office of Thrift Supervision ("Office"), may be called at any time by the Chairman of the Board, the President, or a majority of the Board of Directors, and shall be called by the Chairman of the Board, the President, or the Secretary upon the written request of the holders of not less than one-tenth of all of the outstanding capital stock of the Bank entitled to vote at the meeting. Such written request shall state the purpose or purposes of the meeting and shall be delivered to the home office of the Bank addressed to the Chairman of the Board, the President, or the Secretary.

       Section 4. Conduct of Meetings. Annual and special meetings shall be conducted in accordance with rules and procedures adopted by the Board of Directors. The Board of Directors shall designate, when present, either the Chairman of the Board or President to preside at such meetings.

       Section 5. Notice of Meetings. Written notice stating the place, day, and hour of the meeting and the purpose(s) for which the meeting is called shall be delivered not fewer than 10 nor more than 50 days before the date of the meeting, either personally or by mail, by or at the direction of the Chairman of the Board, the President, or the Secretary, or the directors calling the meeting, to each shareholder of record entitled to vote at such meeting. If mailed, such notice shall be deemed to be delivered when deposited in the mail, addressed to the shareholder at the address as it appears on the stock transfer books or records of the Bank as of the record date prescribed in Section 6 of this Article II with postage prepaid. When any shareholders' meeting, either annual or special, is adjourned for 30 days or more, notice of the adjourned meeting shall be given as in the case of an original meeting. It shall not be necessary to give any notice of the time and place of any meeting adjourned for less than 30 days or of the business to be transacted at the meeting, other than an announcement at the meeting at which such adjournment is taken.

       Section 6. Fixing of Record Date. For the purpose of determining shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournment, or shareholders entitled to receive payment of any dividend, or in order to make a determination of shareholders for any other proper purpose, the Board of Directors shall fix in advance a date as the record date for any such determination of shareholders. Such date in any case shall be not more than 60 days and, in case of a meeting of shareholders, not fewer than 10 days prior to the date on which the particular action requiring such determination of shareholders is to be taken. When a determination of shareholders entitled to vote at any meeting of shareholders has been made as provided in this section, such determination shall apply to any adjournment.

       Section 7. Voting Lists. At least 20 days before each meeting of the shareholders, the officer or agent having charge of the stock transfer books for shares of the Bank shall make a complete list of the shareholders entitled to vote at such meeting, or any adjournment, arranged in alphabetical order, with the address and the number of shares held by each. This list of shareholders shall be kept on file at the home office of the Bank and shall be subject to inspection by any shareholder at any time during usual business hours for a period of 20 days prior to such meeting. Such list shall also be produced and kept open at the time and place of the meeting and shall be subject to inspection by any shareholder during the entire time of the meeting. The original stock transfer book shall constitute prima facie evidence of the shareholders entitled to examine such list or transfer books or to vote at any meeting of shareholders.

       In lieu of making the shareholder list available for inspection by shareholders as provided in the preceding paragraph, the Board of Directors may perform such acts as required by paragraphs (a) and (b) of Rule 14a-7 of the General Rules and Regulations under the Securities Exchange Act of 1934, as may be duly requested in writing, with respect to any matter which may be properly considered at a meeting of shareholders, by any shareholder who is entitled to vote on such matter and who shall defray the reasonable expenses to be incurred by the Bank in performance of the act or acts required.

       Section 8. Quorum. A majority of the outstanding shares of the Bank entitled to vote, represented in person or by proxy, shall constitute a quorum at a meeting of shareholders. If less than a majority of the outstanding shares is represented at a meeting, a majority of the shares so represented may adjourn the meeting from time to time without further notice. At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally notified. The shareholders present at a duly organized meeting may continue to transact business until adjournment, notwithstanding the withdrawal of enough shareholders to constitute less than a quorum.

       Section 9. Proxies. At all meetings of shareholders, a shareholder may vote by proxy executed in writing by the shareholder or by his or her duly authorized attorney in fact. Proxies solicited on behalf of the management shall be voted as directed by the shareholder or, in the absence of such direction, as determined by a majority of the Board of Directors. No proxy shall be valid more than eleven months from the date of its execution except for a proxy coupled with an interest.

       Section 10. Voting of Shares in the Name of Two or More Persons. When ownership stands in the name of two or more persons, in the absence of written directions to the Bank to the contrary, at any meeting of the shareholders of the Bank any one or more of such shareholders may cast, in person or by proxy, all votes to which such ownership is entitled. In the event an attempt is made to cast conflicting votes, in person or by proxy, by the several persons in whose names shares of stock stand, the vote or votes to which those persons are entitled shall be cast as directed by a majority of those holding such shares and present in person or by proxy at such meeting, but no votes shall be cast for such stock if a majority cannot agree.

       Section 11. Voting of Shares by Certain Holders. Shares standing in the name of another corporation may be voted by any officer, agent, or proxy as the bylaws of such corporation may prescribe, or, in the absence of such provision, as the Board of Directors of such corporation may determine. Shares held by an administrator, executor, guardian, or conservator may be voted by him, either in person or by proxy, without a transfer of such shares into his or her name. Shares standing in the name of a trustee may be voted by him or her, either in person or by proxy, but no trustee shall be entitled to vote shares held by him or her without a transfer of such shares into his name. Shares standing in the name of a receiver may be voted by such receiver, and shares held by or under the control of a receiver may be voted by such receiver without the transfer into his name if authority to do so is contained in an appropriate order of the court or other public authority by which such receiver was appointed.

       A shareholder whose shares are pledged shall be entitled to vote such shares until the shares have been transferred into the name of the pledgee, and thereafter the pledgee shall be entitled to vote the shares so transferred.

       Neither treasury shares of its own stock held by the Bank nor shares held by another corporation, if a majority of the shares entitled to vote for the election of directors of such other corporation are held by the Bank, shall be voted at any meeting or counted in determining the total number of outstanding shares at any given time for purposes of any meeting.

       Section 12. Cumulative Voting. Unless otherwise provided in the Bank's charter, every shareholder entitled to vote at an election for directors shall have the right to vote, in person or by proxy, the number of shares owned by the shareholder for as many persons as there are directors to be elected and for whose election the shareholder has a right to vote, or to cumulate the votes by giving one candidate as many votes as the number of such directors to be elected multiplied by the number of shares shall equal or by distributing such votes on the same principle among any number of candidates.

       Section 13. Inspectors of Election. In advance of any meeting of shareholders, the Board of Directors may appoint any persons other than nominees for office as inspectors of election to act at such meeting or any adjournment. The number of inspectors shall be either one or three. Any such appointment shall not be altered at the meeting. If inspectors of election are not so appointed, the Chairman of the Board or the President may, or on the request of not fewer than 10 percent of the votes represented at the meeting shall, make such appointment at the meeting. If appointed at the meeting, the majority of the votes present shall determine whether one or three inspectors are to be appointed. In case any person appointed as inspector fails to appear or fails or refuses to act, the vacancy may be filled by appointment by the Board of Directors in advance of the meeting or at the meeting by the Chairman of the Board or the President.

       Unless otherwise prescribed by regulations of the Office, the duties of such inspectors shall include: determining the number of shares and the voting power of each share, the shares represented at the meeting, the existence of a quorum, and the authenticity, validity and effect of proxies; receiving votes, ballots, or consents; hearing and determining all challenges and questions in any way arising in connection with the rights to vote; counting and tabulating all votes or consents; determining the result; and such acts as may be proper to conduct the election or vote with fairness to all shareholders.

       Section 14. Nominating Committee. The Board of Directors shall act as a nominating committee for selecting the management nominees for election as directors. Except in the case of a nominee substituted as a result of the death or other incapacity of a management nominee, the nominating committee shall deliver written nominations to the secretary at least 20 days prior to the date of the annual meeting. Upon delivery, such nominations shall be posted in a conspicuous place in each office of the Bank. No nominations for directors except those made by the nominating committee shall be voted upon at the annual meeting unless other nominations by shareholders are made in writing and delivered to the Secretary of the Bank at least five days prior to the date of the annual meeting. Upon delivery, such nominations shall be posted in a conspicuous place in each office of the Bank. Ballots bearing the names of all persons nominated by the nominating committee and by shareholders shall be provided for use at the annual meeting. However, if the nominating committee shall fail or refuse to act at least 20 days prior to the annual meeting, nominations for directors may be made at the annual meeting by any shareholder entitled to vote and shall be voted upon.

       Section 15. New Business. Any new business to be taken up at the annual meeting shall be stated in writing and filed with the Secretary of the Bank at least five days before the date of the annual meeting, and all business so stated, proposed, and filed shall be considered at the annual meeting; but no other proposal shall be acted upon at the annual meeting. Any shareholder may make any other proposal at the annual meeting and the same may be discussed and considered, but unless stated in writing and filed with the Secretary at least five days before the meeting, such proposal shall be laid over for action at an adjourned, special, or annual meeting of the shareholders taking place 30 days or more thereafter. This provision shall not prevent the consideration and approval or disapproval at the annual meeting of reports of officers, directors, and committees; but in connection with such reports, no new business shall be acted upon at such annual meeting unless stated and filed as herein provided.

       Section 16. Informal Action by Shareholders. Any action required to be taken at a meeting of the shareholders, or any other action which may be taken at a meeting of shareholders, may be taken without a meeting if consent in writing, setting forth the action so taken, shall be given by all of the shareholders entitled to vote with respect to the subject matter.


                        ARTICLE III - Board of Directors

       Section 1. General Powers. The business and affairs of the Bank shall be under the direction of its Board of Directors. The Board of Directors shall annually elect a Chairman of the Board and a President from among its members and shall designate, when present, either the Chairman of the Board or the President to preside at its meetings.

       Section 2. Number and Term. The Board of Directors shall consist of eight members and shall be divided into three classes as nearly equal in number as possible. The members of each class shall be elected for a term of three years and until their successors are elected and qualified. One class shall be elected by ballot annually.

       Section 3. Regular Meetings. A regular meeting of the Board of Directors shall be held without other notice than this bylaw immediately after, and at the same place as, the annual meeting of shareholders. The Board of Directors may provide, by resolution, the time and place, within the Bank's normal lending territory, for the holding of additional regular meetings without other notice than such resolution.

       Section 4. Qualification. Each director shall at all times be the beneficial owner of not less than 100 shares of capital stock of the Bank unless the Bank is a wholly owned subsidiary of a holding company.

       Section 5. Special Meetings. Special meetings of the Board of Directors may be called by or at the request of the Chairman of the Board, the President, or one-third of the directors. The persons authorized to call special meetings of the Board of Directors may fix any place, within the Bank's normal lending territory, as the place for holding any special meeting of the Board of Directors called by such persons.

       Members of the Board of Directors may participate in special meetings by means of conference telephone or similar communications equipment by which all persons participating in the meeting can hear each other. Such participations shall constitute presence in person but shall not constitute attendance for the purpose of compensation pursuant to Section 12 of this Article.

       Section 6. Notice. Written notice of any special meeting shall be given to each director at least two days prior thereto when delivered personally or by telegram or at least five days prior thereto when delivered by mail at the address at which the director is most likely to be reached. Such notice shall be deemed to be delivered when deposited in the mail so addressed, with postage prepaid if mailed or when delivered to the telegraph company if sent by telegram. Any director may waive notice of any meeting by a writing filed with the Secretary. The attendance of a director at a meeting shall constitute a waiver of notice of such meeting, except where a director attends a meeting for the express purpose of objecting to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any meeting of the Board of Directors need be specified in the notice of waiver of notice of such meeting.

       Section 7.  Quorum. A majority of the number of directors fixed by
Section 2 of this Article III shall constitute a quorum for the transaction of business at any meeting of the Board of Directors; but if less than such majority is present at a meeting, a majority of the directors present may adjourn the meeting from time to time. Notice of any adjourned meeting shall be given in the same manner as prescribed by Section 6 of this Article III.

       Section 8. Manner of Acting. The act of the majority of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors, unless a greater number is prescribed by regulation of the Office or by these bylaws.

       Section 9. Action Without a Meeting. Any action required or permitted to be taken by the Board of Directors at a meeting may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by all of the directors.

       Section 10. Resignation. Any director may resign at any time by sending a written notice of such resignation to the home office of the Bank addressed to the Chairman of the Board or the President. Unless otherwise specified, such resignation shall take effect upon receipt by the Chairman of the Board or the President. More than three consecutive absences from regular meetings of the Board of Directors, unless excused by resolution of the Board of Directors, shall automatically constitute a resignation, effective when such resignation is accepted by the Board of Directors.

       Section 11. Vacancies. Any vacancy occurring on the Board of Directors may be filled by the affirmative vote of a majority of the remaining directors although less than a quorum of the Board of Directors. A director elected to fill a vacancy shall be elected to serve until the next election of directors by the shareholders. Any directorship to be filled by reason of an increase in the number of directors may be filled by election by the Board of Directors for a term of office continuing only until the next election of directors by the shareholders.

       Section 12. Compensation. Directors, as such, may receive a stated salary for their services. By resolution of the Board of Directors, a reasonable fixed sum, and reasonable expenses of attendance, if any, may be allowed for actual attendance at each regular or special meeting of the Board of Directors. Members of either standing or special committees may be allowed such compensation for actual attendance at committee meetings as the Board of Directors may determine.

       Section 13. Presumption of Assent. A director of the Bank who is present at a meeting of the Board of Directors at which action on any Bank matter is taken shall be presumed to have assented to the action taken unless his or her dissent or abstention shall be entered in the minutes of the meeting or unless he or she shall file a written dissent to such action with the person acting as the secretary of the meeting before the adjournment thereof or shall forward such dissent by registered mail to the Secretary of the Bank within five days after the date a copy of the minutes of the meeting is received. Such right to dissent shall not apply to a director who voted in favor of such action.

       Section 14. Removal of Directors. At a meeting of shareholders called expressly for that purpose, any director may be removed for cause by a vote of the holders of a majority of the shares then entitled to vote at an election of directors. If less than the entire board is to be removed, no one of the directors may be removed if the votes cast against the removal would be sufficient to elect a director if then cumulatively voted at an election of the class of directors of which such director is a part. Whenever the holders of the shares of any class are entitled to elect one or more directors by the provisions of the charter or supplemental sections thereto, the provisions of this section shall apply, in respect to the removal of a director or directors so elected, to the vote of the holders of the outstanding shares of that class and not to the vote of the outstanding shares as a whole.


                  ARTICLE IV - Executive And Other Committees

       Section 1. Appointment. The Board of Directors, by resolution adopted by a majority of the full board, may designate the chief executive officer and two or more of the other directors to constitute an executive committee. The designation of any committee pursuant to this Article IV and the delegation of authority shall not operate to relieve the Board of Directors, or any director, of any responsibility imposed by law or regulation.

       Section 2. Authority. The executive committee, when the Board of Directors is not in session, shall have and may exercise all of the authority of the Board of Directors except to the extent, if any, that such authority shall be limited by the resolution appointing the executive committee; and except also that the executive committee shall not have the authority of the Board of Directors with reference to: the declaration of dividends; the amendment of the charter or bylaws of the Bank, or recommending to the shareholders a plan of merger, consolidation, or conversion; the sale, lease, or other disposition of all or substantially all of the property and assets of the Bank otherwise than in the usual and regular course of its business; a voluntary dissolution of the Bank; a revocation of any of the foregoing; or the approval of a transaction in which any member of the executive committee, directly or indirectly, has any material beneficial interest.

       Section 3.  Tenure. Subject to the provisions of Section 8 of this
Article IV, each member of the executive committee shall hold office until the next regular annual meeting of the Board of Directors following his or her designation and until a successor is designated as a member of the executive committee.

       Section 4. Meetings. Regular meetings of the executive committee may be held without notice at such times and places as the executive committee may fix from time to time by resolution. Special meetings of the executive committee may be called by any member thereof upon not less than one day's notice stating the place, date, and hour of the meeting, which notice may be written or oral. Any member of the executive committee may waive notice of any meeting and no notice of any meeting need be given to any member thereof who attends in person. The notice of a meeting of the executive committee need not state the business proposed to be transacted at the meeting.

       Section 5. Quorum. A majority of the members of the executive committee shall constitute a quorum for the transaction of business at any meeting thereof, and action of the executive committee must be authorized by the affirmative vote of a majority of the members present at a meeting at which a quorum is present.

       Section 6. Action Without a Meeting. Any action required or permitted to be taken by the executive committee at a meeting may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by all of the members of the executive committee.

       Section 7. Vacancies. Any vacancy in the executive committee may be filled by a resolution adopted by a majority of the full Board of Directors.

       Section 8. Resignations and Removal. Any member of the executive committee may be removed at any time with or without cause by resolution adopted by a majority of the full Board of Directors. Any member of the executive committee may resign from the executive committee at any time by giving written notice to the President or Secretary of the Bank. Unless otherwise specified, such resignation shall take effect upon its receipt; the acceptance of such resignation shall not be necessary to make it effective.

       Section 9. Procedure. The executive committee shall elect a presiding officer from its members and may fix its own rules of procedure which shall not be inconsistent with these bylaws. It shall keep regular minutes of its proceedings and report the same to the Board of Directors for its information at the meeting held next after the proceedings shall have occurred.

       Section 10. Other Committees. The Board of Directors may by resolution establish an audit, loan, or other committee composed of directors as they may determine to be necessary or appropriate for the conduct of the business of the Bank and may prescribe the duties, constitution, and procedures thereof.

                             ARTICLE V - Officers

       Section 1. Positions. The officers of the Bank shall be a President, one or more Vice Presidents, a Secretary, and a Treasurer, each of whom shall be elected by the Board of Directors. The Board of Directors may also designate the Chairman of the Board as an officer. The President shall be the Chief Executive Officer unless the Board of Directors designates the Chairman of the Board as Chief Executive Officer. The President shall be a Director of the Bank. The offices of the Secretary and Treasurer may be held by the same person and a Vice President may also be either the Secretary or the Treasurer. The Board of Directors may designate one or more vice presidents as Executive Vice President or Senior Vice President. The Board of Directors may also elect or authorize the appointment of such other officers as the business of the Bank may require. The officers shall have such authority and perform such duties as the Board of Directors may from time to time authorize or determine. In the absence of action by the Board of Directors, the officers shall have such powers and duties as generally pertain to their respective offices.

       Section 2. Election and Term of Office. The officers of the Bank shall be elected annually at the first meeting of the Board of Directors held after each annual meeting of the stockholders. If the election of officers is not held at such meeting, such election shall be held as soon thereafter as possible. Each officer shall hold office until a successor has been duly elected and qualified or until the officer's death, resignation, or removal in the manner hereinafter provided. Election or appointment of an officer, employee, or agent shall not of itself create contractual rights. The Board of Directors may authorize the Bank to enter into an employment contract with any officer in accordance with regulations of the Office; but no such contract shall impair the right of the Board of Directors to remove any officer at any time in accordance with Section 3 of this Article V.

       Section 3. Removal. Any officer may be removed by the Board of Directors whenever in its judgment the best interests of the Bank will be served thereby, but such removal, other than for cause, shall be without prejudice to any contractual rights, if any, of the person so removed.

       Section 4. Vacancies. A vacancy in any office because of death, resignation, removal, disqualification, or otherwise may be filled by the Board of Directors for the unexpired portion of the term.

       Section 5. Remuneration. The remuneration of the officers shall be fixed from time to time by the Board of Directors.


              ARTICLE VI - Contracts, Loans, Checks, and Deposits

       Section 1. Contracts. To the extent permitted by regulations of the Board, and except as otherwise prescribed by these bylaws with respect to certificates for shares, the Board of Directors may authorize any officer, employee, or agent of the Bank to enter into any contract or execute and deliver any instrument in the name of and on behalf of the Bank. Such authority may be general or confined to specific instances.

       Section 2. Loans. No loans shall be contracted on behalf of the Bank and no evidence of indebtedness shall be issued in its name unless authorized by the Board of Directors. Such authority may be general or confined to specific instances.

       Section 3. Checks, Drafts, etc. All checks, drafts, or other orders for the payment of money, notes, or other evidences of indebtedness issued in the name of the Bank shall be signed by one or more officers, employees, or agents of the Bank in such manner as shall from time to time be determined by the Board of Directors.

       Section 4. Deposits. All funds of the Bank not otherwise employed shall be deposited from time to time to the credit of the Bank in any duly authorized depositories as the Board of Directors may select.

           ARTICLE VII - Certificates for Shares and Their Transfer

       Section 1. Certificates for Shares. Certificates representing shares of capital stock of the Bank shall be in such form as shall be determined by the Board of Directors and approved by the Office. Such certificates shall be signed by the Chief Executive Officer or by any other officer of the Bank authorized by the Board of Directors, attested by the Secretary or an Assistant Secretary, and sealed with the corporate seal or a facsimile thereof. The signatures of such officers upon a certificate may be facsimiles if the certificate is manually signed on behalf of a transfer agent or a registrar other than the Bank itself or one of its employees. Each certificate for shares of capital stock shall be consecutively numbered or otherwise identified. The name and address of the person to whom the shares are issued, with the number of shares and date of issue, shall be entered on the stock transfer books of the Bank. All certificates surrendered to the Bank for transfer shall be canceled and no new certificate shall be issued until the former certificate for a like number of shares has been surrendered and canceled, except that in the case of a lost or destroyed certificate, a new certificate may be issued upon such terms and indemnity to the Bank as the Board of Directors may prescribe.

       Section 2. Transfer of Shares. Transfer of shares of capital stock of the Bank shall be made only on its stock transfer books. Authority for such transfer shall be given only by the holder of record or by his legal representative, who shall furnish proper evidence of such authority, or by his attorney authorized by a duly executed power of attorney and filed with the Bank. Such transfer shall be made only on surrender for cancellation of the certificate for such shares. The person in whose name shares of capital stock stand on the books of the Bank shall be deemed by the Bank to be the owner for all purposes.


                    ARTICLE VIII - Fiscal Year; Annual Audit

       The fiscal year of the Bank shall end on the 31st day of December of each year. The Bank shall be subject to an annual audit as of the end of its fiscal year by independent public accountants appointed by and responsible to the Board of Directors. The appointment of such accountants shall be subject to annual ratification by the shareholders.


                             ARTICLE IX - Dividends

       Subject to the terms of the Bank's charter and the regulations and orders of the Office, the Board of Directors may, from time to time, declare, and the Bank may pay, dividends on its outstanding classes of capital stock.


                           ARTICLE X - Corporate Seal

       The Board of Directors shall provide an Bank seal which shall be two concentric circles between which shall be the name of the Bank. The year of incorporation or an emblem may appear in the center.


                            ARTICLE XI - Amendments

       These bylaws may be amended in a manner consistent with regulations of the Office at any time by a majority vote of the full Board of Directors or by a majority vote of the votes cast by the stockholders of the Bank at any legal meeting.